HUCK INTERNATIONAL, INC.
                 PERSONAL RETIREMENT ACCOUNT PLAN
       (Second Restatement Effective as of January 1, 1992)

                     HUCK INTERNATIONAL, INC.
                 PERSONAL RETIREMENT ACCOUNT PLAN
                 --------------------------------
       (Second Restatement Effective as of January 1, 1992)

                        TABLE OF CONTENTS
                        -----------------

                 Article 1
                 PREAMBLES
                 ---------

           1.01  The Plan                                       1
           1.02  Applicable Law                                 1
           1.03  Applicability of Plan                          1
           1.04  Defined Terms                                  1

                 Article 2
                 ELIGIBILITY AND PARTICIPATION
                 -----------------------------

           2.01  Eligibility                                    2
           2.02  Participation                                  2

                 Article 3
                 SERVICE CREDITS
                 ---------------

           3.01  Years of Service for Eligibility and Vesting   4
           3.02  Break in Service Rules                         5

                 Article 4
                 RETIREMENT AND BENEFITS
                 -----------------------

           4.01  Accrued Benefit                                7
           4.02  Account Balance                                7
           4.03  Normal Retirement                              9
           4.04  Delayed Retirement                             9
           4.05  Early Retirement                              10
           4.06  Disability Retirement                         10
           4.07  Other Termination of Employment               11
           4.08  Deductions for Retiree Medical Premiums       12

                 Article 5
                 PAYMENT OPTIONS AND DEATH BENEFITS
                 ----------------------------------

           5.01  Payment of Retirement Benefits                13
           5.02  Payment of Death Benefits                     15
           5.03  Cash Out of Benefits                          16
           5.04  Beneficiary Designations                      17
           5.05  Payment of Small Amounts                      18
           5.06  Distribution of Annuity Contract              18
           5.07  Direct Rollovers; Withholding                 18

                 Article 6
                 FINANCING
                 ---------

           6.01  Trust Agreements                              20
           6.02  Trust Funds; Exclusive Benefit of Participants
                 and Beneficiaries                             20

                     HUCK INTERNATIONAL, INC.
                 PERSONAL RETIREMENT ACCOUNT PLAN
                 --------------------------------
       (Second Restatement Effective as of January 1, 1992)

                        TABLE OF CONTENTS
                        -----------------
                           (Continued)

           6.03  Contributions                                 20
           6.04  Expenses                                      20
           6.05  Nonreversion                                  20

                 Article 7
                 ADMINISTRATION
                 --------------

           7.01  The Committee and Plan Administrator          22
           7.02  Manner of Action                              23
           7.03  Authority and Duties of the Committee         23
           7.04  Compensation and Expenses of the Committee    24
           7.05  Application for Benefits                      24
           7.06  Denial of Claims                              24
           7.07  Indemnity for Liability                       25

                 Article 8
                 AMENDMENT, TERMINATION, AND MERGER
                 ----------------------------------

           8.01  Amendments to Conform With Law                26
           8.02  Other Amendments and Termination              26
           8.03  Form of Amendment                             26
           8.04  Limitations on Amendments                     26
           8.05  Allocation and Distribution on Termination    27
           8.06  Merger                                        28

                 Article 9
                 SPECIAL RULES
                 -------------

           9.01  Limitations on Commencement and Form of Benefit
                 Payments                                      29
           9.02  Limitations on Amount of Benefit Payments     31
           9.03  Limitations on Benefit Payments to Certain
                 Highly Compensated Employees                  36
           9.04  Top-Heavy Plan Rules                          37
           9.05  Benefits upon Reemployment and Suspension of
                 Benefits                                      44
           9.06  Adoption of Plan by Related Corporations      46
           9.07  Transfer Rules                                46
           9.08  Leased Employees                              47

                 Article 10
                 MISCELLANEOUS PROVISIONS
                 ------------------------

          10.01  Non-Alienation of Benefits                    49
          10.02  Payments for the Benefit of a Payee           49
          10.03  Location of Participants and Beneficiaries    50
          10.04  Unclaimed Benefits                            50

                     HUCK INTERNATIONAL, INC.
                 PERSONAL RETIREMENT ACCOUNT PLAN
                 --------------------------------
       (Second Restatement Effective as of January 1, 1992)

                        TABLE OF CONTENTS
                        -----------------
                           (Continued)

          10.05  Forfeitures                                   50
          10.06  Approval of Commissioner of Internal Revenue  51
          10.07  Action by Employer                            51
          10.08  Employer's Rights                             51
          10.09  Construction                                  51

                 Article 11
                 DEFINITIONS
                 -----------

          11.01  Accrued Benefit                               53
          11.02  Actuarial Equivalent                          53
          11.03  Affiliate                                     53
          11.04  Beneficiary                                   53
          11.05  Break in Service                              53
          11.06  Code                                          54
          11.07  Committee                                     54
          11.08  Company                                       54
          11.09  Compensation                                  54
          11.10  Delayed Retirement Benefit                    54
          11.11  Delayed Retirement Date                       54
          11.12  Disability Retirement Benefit                 54
          11.13  Disability Retirement Date                    54
          11.14  Early Retirement Benefit                      54
          11.15  Early Retirement Date                         54
          11.16  Earnings                                      54
          11.17  Effective Date                                55
          11.18  Employee                                      55
          11.19  Employer                                      55
          11.20  Employment Commencement Date                  55
          11.21  ERISA                                         55
          11.22  Fund                                          55
          11.23  Hour of Service                               55
          11.24  Normal Retirement Age                         56
          11.25  Normal Retirement Benefit                     56
          11.26  Normal Retirement Date                        56
          11.27  Participant                                   57
          11.28  PBGC                                          57
          11.29  Period of Service                             57
          11.30  Period of Severance                           57
          11.31  Plan                                          57
          11.32  Plan Administrator                            57
          11.33  Plan Year                                     57
          11.34  Reemployment Commencement Date                57
          11.35  Reemployment Date                             57
          11.36  Severance from Service Date                   57
          11.37  Total and Permanent Disability or Totally
                 and Permanently Disabled                      57

                     HUCK INTERNATIONAL, INC.
                 PERSONAL RETIREMENT ACCOUNT PLAN
                 --------------------------------
       (Second Restatement Effective as of January 1, 1992)

                        TABLE OF CONTENTS
                        -----------------
                           (Continued)

          11.38  Trustee                                       58
          11.39  Vested                                        58
          11.40  Year of Service                               58

                            ARTICLE 1
                            PREAMBLES
                            ---------

          1.01 The Plan.
               ---------

          Effective November 1, 1991, the Thiokol Corporation acquired Huck International, Inc. from the Federal-Mogul Corporation. Prior to the acquisition, Huck International, Inc. ("Employer") participated in the Federal-Mogul Corporation Personal Retirement Account Plan for Salaried Employees, a cash balance pension plan. Effective January 1, 1992, the Employer has established the Huck International, Inc. Personal Retirement Account Plan to provide benefits which are similar to those that were provided under the Federal-Mogul Plan and to include nonbargained hourly employees.

          The Plan was amended and restated effective as of January 1, 1992 to incorporate modifications to the direct rollover provision and to add the $150,000 pay cap required by the Omnibus Budget Reconciliation Act of 1993.

          The Plan was again restated effective January 1, 1992 to clarify the terms of the Plan, to reflect the enactment of the Family and Medical Leave Act of 1993 and the Retirement Protection Act of 1994, and to reflect changes requested by the Internal Revenue Service.

          1.02 Applicable Law.
               ---------------

          The Plan is intended to qualify as a defined benefit pension plan under Section 401(a) of the Internal Revenue Code of 1986, as amended. In addition, it is intended that the Plan meet the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended. Where not governed by these laws, by regulations promulgated under them, or by other federal laws, the Plan shall be administered and construed in accordance with Delaware law.

          1.03 Applicability of Plan.
               ----------------------

          The provisions set forth herein apply only to Employees (and beneficiaries of such Employees) who are eligible to participate in the Plan on or after the Effective Date.

          1.04 Defined Terms.
               --------------

          Throughout the Plan, various terms are used repeatedly, which terms have very specific and definite meanings when capitalized in the text. For convenience, these terms are collected and defined in Article 11. Wherever such capitalized terms appear in the Plan, they shall have the meanings specified in that Article.

                            ARTICLE 2
                  ELIGIBILITY AND PARTICIPATION
                  -----------------------------

          2.01 Eligibility.
               ------------

          (a) In General. In order to be eligible to participate in the Plan, an individual must:

               (1) be an Employee of the Employer,

               (2) not be covered under a collective agreement, unless the agreement expressly provides for participation in the Plan,

               (3) have attained at least age 21,

               (4) have completed one Year of Service,

               (5) not be employed as a leased employee within the meaning of
          Section 414(n) of the Code, and

               (6) not be a member of a group described under subsection (b).

          (b) Special Groups. Notwithstanding subsection (a), the Employees at Lakewood, California, shall not be eligible to participate in the Plan, except that such Employees who are paid on a salaried basis shall not be excluded on account of this subsection after December 31, 1994. The Employees at Branford, Connecticut, shall not be eligible to participate in the Plan, except that such Employees who are paid on a salaried basis shall not be excluded on account of this subsection after March 31, 1995.

          2.02 Participation.
               --------------

          (a) Meaning of Participation. Participation entitles an individual to begin accruing service for benefit computation purposes. However, mere participation in the Plan does not guarantee an ultimate benefit from the Plan. A Participant or his Beneficiary will receive a benefit only if (1) the Partici-pant has accrued an Account Balance at the time he ceases participation, (2) the Participant obtains a Vested right to all or a portion of his Account Balance, and (3) the Participant or his Beneficiary survives to receive payments under the applicable payment option.

          (b) Commencement of Participation. An individual shall commence participation in the Plan as of the later of November 1, 1991 or the first day of the month coincident with or immediately following the date he first satisfies the eligibility requirements of Section 2.01, provided that he is still employed by the Employer on such date. If he is not still employed on such date, but is subsequently reemployed by the Employer, he shall commence participation in the Plan immediately on his date of rehire, unless he incurred a Break in Service of one year or more that equaled or exceeded the greater of five years or his prior Years of Service, in either of which case, his prior service shall be ignored and he shall be treated as a new Employee on his date of rehire, such that he will commence participation on the entry date otherwise specified herein for a new Employee following his date of rehire, provided that he is still employed on that date.

          (c) Termination of Participation. Except as otherwise provided, active participation in the Plan shall terminate for a Participant when he ceases to satisfy the conditions of Section 2.01. Provided, however, that a former Participant who is entitled to benefits under the Plan may be referred to as a "Participant," even after participation has ceased, for the sole purpose of recognizing his right to benefit payments.

          (d) Resumption of Participation. An individual whose participation has terminated pursuant to subsection (c) above shall resume participation only in accordance with the Plan's Break in Service rules in Article 3, the Account Balance rules in Section 4.02(d), the cash-out rule of Section 5.03 or the reemployment or transfer rules in Article 9.

                            ARTICLE 3
                         SERVICE CREDITS
                         ---------------

          Except as otherwise provided, it is intended that this Article comply with Treasury Regulation Section 1.410(a)-7 for elapsed time measurement of service and the following provisions shall be construed in accordance with that regulation.

          3.01 Years of Service for Eligibility and Vesting.
               ---------------------------------------------

          (a) General Definition. An Employee's Years of Service, for purposes of eligibility and vesting, shall be equal to the number of whole years within the Employee's Period of Service, whether or not such Periods of Service were completed consecutively. Aggregation shall be on the basis that 12 months or 365 days equal one year, and that 30 days are deemed to equal one month in the case of aggregation of fractional months. No more than one Year of Service shall be granted for any one 12-month period of time.

          Notwithstanding the foregoing, in the case of a Part-Time Employee, for the purpose of eligibility, the Employee shall be credited with a Year of Service if he is credited with at least 1,000 Hours of Service at the end of the eligibility computation period. An eligibility computation period shall be (1) the one-year period starting on the date the Employee is credited with his first Hour of Service with the Employer or an Affiliate, (2) the first Plan Year that starts after such date, and (3) subsequent Plan Years.

          A Part-Time Employee shall be an Employee who is scheduled to work less than 40 Hours of Service per week.

          (b) Service Spanning Rule. For purposes of subsection (a) above, an Employee's Period of Service shall be deemed to include the following Periods of
Severance: (1) any Period of Severance resulting from an Employee's quit, discharge, or retirement if the Employee performs an Hour of Service for the Employer within 12 months from his Severance from Service Date; and (2) the portion of a Period of Severance, resulting from a reason other than quit, discharge, or retirement, between the date the Employee does in fact quit, is discharged, or retires and the date he again performs an Hour of Service for the Employer, provided that such Hour of Service is performed within 12 months of the date on which the Employee was first absent from service.

          (c) Other Service Counted. An individual's Years of Service also shall include years, measured on the same elapsed time basis as described in subsections (a) and (b) above, during which such individual:

               (1) was employed by the Employer in a category of employees excluded from the Plan;

               (2) was employed by an employer which is a member of a controlled group of corporations (as defined in Code Section 1563(a) without regard to subsections (a)(4) and (e)(3)(C)) including the Employer, by an employer which is a trade or business under common control
          (as defined in Section 414(b) or (c) of the Code) with the Employer, or by an employer which is an affiliated service group (as defined in Section 414(m)(2) and (5) of the Code) including the Employer;

               (3) was a leased employee (as defined in Section 414(n)(2) of the Code) who performed services for the Employer, to the extent provided by Code Section 414(n) and the regulations thereunder;

          (d) Service Excluded. Notwithstanding subsections (a), (b), and (c), an Employee's Years of Service shall not include Years of Service disregarded under the Break in Service rules of Section 3.02.

          3.02 Break in Service Rules.
               -----------------------

          (a) Impact on Vested Employee. Subject to the cash-out rules of
Section 5.03, if an Employee with a Vested right to all or any portion of his Accrued Benefit (derived from Employer contributions) incurs a Break in Service but is subsequently reemployed by the Employer, he shall recommence partici-pation in the Plan on the first day during which he completes an Hour of Service following his reemployment. Furthermore, upon the Employee's completion of at least one Year of Service following his Reemployment Commencement Date, all Years of Service earned prior to the Break in Service shall be taken into account and aggregated with any Years of Service earned subsequent to his reemployment, including service earned during the one year wait.

          (b) Impact on Non-Vested Employee. If an Employee with no Vested right to any portion of his Accrued Benefit (derived from Employer contributions) incurs a Break in Service but is subsequently reemployed by the Employer, he will be considered a new Employee, for participation purposes, if the number of his consecutive one-year Breaks in Service equals or exceeds the greater of (1) five years or (2) the aggregate number of his Years of Service before such Breaks in Service. However, if the number of the Employee's consecutive one-year Breaks in Service is less than the greater of (1) or (2), then the Employee shall participate immediately upon his reemployment. Furthermore, if the Employee completes at least one Year of Service after his Reemployment Commencement Date, all Years of Service earned prior to the Break in Service shall be taken into account and aggregated with any Years of Service earned subsequent to his reemployment, including service earned during the one-year wait. The Employee's pre-Break service shall only be restored if the number of consecutive one-year Breaks in Service is less than the greater of (A) five years or (B) the aggregate number of Years of Service before such Breaks in Service. If the number of consecutive one-year Breaks in Service equals or exceeds the greater of (A) or (B), then the Employee's prior Years of Service shall be disregarded for all purposes under the Plan.

          (c) Other Rules. An Employee who separates from the service of the Employer but who returns before incurring a Break in Service shall recommence participation in the Plan and shall receive credit for all of his pre-Break Years of Service immediately upon his return to employment with the Employer.


                            ARTICLE 4
                      RETIREMENT AND BENEFITS
                      -----------------------

          4.01 Accrued Benefit.
               ----------------

          (a) Amount. Subject to the limitations of Articles 8 and 9, a Participant's Accrued Benefit shall be equal to the lifetime annuity (described in Section 5.01(b)(1)) payable commencing as of a date coincident with or following his Normal Retirement Date. For the purposes of the preceding sentence, in calculating the Accrued Benefit prior to the attainment of the Normal Retirement Date, the PBGC interest rate under Sections 4.02(b) and 11.02 shall be deemed to be 4 percent (4%), compounded annually, when projecting the Account Balance and calculating the Actuarial Equivalent for the period from the calculation date to the Normal Retirement Date. In no event shall the Accrued Benefit be less than the Accrued Benefit calculated using such interest rate. If a Participant's monthly retirement benefit becomes payable before the Normal Retirement Date, the benefit shall not be less than such minimum Accrued Benefit, actuarially reduced using a 4 percent (4%) annual interest rate. The Accrued Benefit shall also be adjusted to reflect payment under an optional form of payment.

          (b) Vested Rights. A Participant shall have no Vested right to his Accrued Benefit at any date except as specifically provided by the following Sections of this Article, or as otherwise provided by the Plan.

          4.02 Account Balance. An account ("Account Balance") shall be established under the Plan on behalf of each Participant. A Participant's accumulated Account Balance shall be a hypothetical account balance which shall be merely a bookkeeping entry and which shall be equal to the sum of (a) and (b) at any point in time.

          (a) Benefit Credits to Accounts. As of the last day of each calendar month of active participation under the Plan, if a Participant is an active Employee or on short-term disability leave as of the last day of such month, there shall be credited to the Account Balance of the Participant the following amount:

                    (i) two percent (2%) of the Earnings received by the
               Participant for each such calendar month which ends prior to his attainment of age 30;

                    (ii) three percent (3%) of the Earnings received by the
               Participant for each such calendar month which ends prior to his attainment of age 40 but subsequent to his attainment of age 30;

                    (iii) four percent (4%) of the Earnings received by the
               Participant for each such calendar month which ends prior to his attainment of age 50 but subsequent to his attainment of age 40;

                    (iv) six percent (6%) of the Earnings received by the
               Participant for each such calendar month which ends prior to his attainment of age 60 but subsequent to his attainment of age 50; and

                    (v) eight percent (8%) of the Earnings received by the
               Participant for each such calendar month which ends subsequent to his attainment of age 60.

          The Benefit Credits for a Plan Year shall not be less than the product of the applicable percentage and the Participant's Earnings for the entire Plan Year (but not in excess of the limitation in Section 11.16).

          (b) Interest Equivalent Credits. As of the last day of each calendar month commencing on and after the date active participation begins, a Participant's Account Balance shall receive a credit of an amount equal to the product of (1) one-twelfth (1/12) of the PBGC immediate interest rate, and (2) the Participant's Account Balance on such day. The PBGC immediate interest rate shall mean the immediate interest rate published by the PBGC to value lump sum benefits payable as of the first day of the applicable Plan Year.

          (c) Coordination With Long-Term Disability. During a period of long-term disability, as hereinafter defined, a Participant shall remain a Participant in the Plan and Interest Equivalent Credits, but no Benefit Credits, shall continue to be made or credited with respect to his Account Balance on his behalf during the period of his Total Disability until he retires under the Plan, elects to terminate his employment or ceases to be disabled, if earlier. For purposes of this Section 4.02, a Participant shall be deemed to have a long-term disability if he is Totally Disabled.

          (d) Reemployment.
              -------------

                    (1) If a Participant is reemployed and he is treated as a
               new Employee pursuant to Section 3.02(a) (rule of parity), his prior Account Balance shall not be restored upon reemployment.

                    (2) If a Participant has received a distribution of his
               entire Account Balance and Accrued Benefit, his prior Account Balance shall not be restored upon reemployment.

                    (3) If paragraphs (1) and (2) are not applicable and the
               Participant received any prior distribution, upon reemployment the Participant's Account Balance shall equal the amount of his entire Account Balance at his initial termination of employment (including any forfeited amounts) and increased by the Interest Equivalent Credits thereon that are applicable from the date of termination to the date of reemployment. Upon a subsequent distribution, the Account Balance at that time shall be reduced by the sum of the amount of the prior distributions and interest thereon equal to the amount of the Interest Equivalent Credits in effect from the date of the distribution to the date of the subsequent distribution.

                    (4) If paragraphs (1) and (2) are not applicable and the
               Participant did not receive any distribution, upon reemployment, his entire Account Balance shall be restored, including any amounts that may have been forfeited upon a Break in Service, including interest thereon equal to the amount of the Interest Equivalent Credits in effect from the date of the forfeiture to the date of the restoration of the forfeiture.

          4.03 Normal Retirement.
               ------------------

          (a) Requirements. A Participant shall obtain a fully Vested right to a Normal Retirement Benefit upon his attainment of Normal Retirement Age, provided he is employed by the Employer at that time.

          (b) Date. A Participant may retire on his Normal Retirement Date. Payment of a Participant's Normal Retirement Benefit shall commence as of the Participant's Normal Retirement Date, provided that the Participant has in fact retired.

          (c) Amount. A Participant's monthly Normal Retirement Benefit shall be equal to his Accrued Benefit calculated as of his Normal Retirement Date, subject to adjustment for optional forms of payment.

          4.04 Delayed Retirement.
               -------------------

          (a) Requirements. A Participant who continues to work for the Employer after his Normal Retirement Date shall continue to participate in the Plan and shall continue to accrue benefits under the same terms and conditions as applied before his Normal Retirement Date. A Participant who continues to work for the Employer after his Normal Retirement Date shall have a Vested right to a Delayed Retirement Benefit.

          (b) Date. Payment of a Participant's Delayed Retirement Benefit shall commence as of the Participant's Delayed Retirement Date. Payment of a Participant's Delayed Retirement Benefit may commence before his actual retirement if payment is required by Section 9.01.

          (c) Amount. A Participant's monthly Delayed Retirement Benefit shall be equal to the Actuarial Equivalent of his Account Balance calculated as of his Delayed Retirement Date, or if greater, the Accrued Benefit described in Section 4.01(a), subject to adjustments for optional forms of payment.

          4.05 Early Retirement.
               -----------------

          (a) Requirements. A Participant who retires on an Early Retirement Date with a Vested right to his Accrued Benefit shall be entitled to an Early Retirement Benefit.

          (b) Date. Payment of a Participant's Early Retirement Benefit shall commence as of his Early Retirement Date, provided that the Participant has in fact retired, has made timely application for benefits, and consented to early commencement of benefits pursuant to Section 9.01.

          (c) Amount. A Participant's monthly Early Retirement Benefit shall be equal to the Actuarial Equivalent of his Account Balance calculated as of the date on which his benefits become payable, or if greater, the Accrued Benefit described in Section 4.01(a), subject to adjustments for optional forms of payment and early commencement of benefit payments.

          4.06 Disability Retirement.
               ----------------------

          (a) Requirements. A Participant who is determined to be Totally and Permanently Disabled by the Plan Administrator shall have a fully Vested right to a Disability Retirement Benefit. A Disability Retirement Benefit shall be payable only to a Participant whose employment with the Employer is terminated as a result of his disability.

          The Plan Administrator shall determine if a Participant is Totally and Permanently Disabled. For purposes of this Plan, Total and Permanent Disability shall be defined as the Participant's permanent physical inability (caused by accident or illness) to continue, for a period of two (2) consecutive years, to perform the work or engage in the occupation for which the Participant in question was employed at the time of the inception of his Total and Permanent Disability by the Employer, and, for all periods of time thereafter, to perform any work or engage in any occupation, as determined by the Plan Administrator in its discretion, and within the meaning of the term "Disability" as that term is utilized in the United States Social Security Amendments of 1965, as appearing in Section 416(i)(1) of the United States Social Security Act. Such term shall not include any condition arising by reason of (i) the engagement of an Employee in a felonious act, (ii) self-infliction of an injury, or (iii) performance of military service. The Plan Administrator may require a Participant who retires due to his alleged Total and Permanent Disability to submit to medical or physical examination of any reasonable duration at Employer expense promptly when he applies for a Total and Permanent Disability Retirement Benefit and thereafter at such reasonable times as the Plan Administrator may prescribe.

          (b) Date. A Participant's Disability Retirement shall be effective as of the first day of any month following the date as of which he has incurred a Total and Permanent Disability, and payment of the Participant's Disability Retirement Benefit shall commence as of such date, provided that the Par-ticipant continues to be disabled under subsection (a), has made timely application for benefits, and has not elected to defer payments in accordance with Section 9.01.

          If, at any time, the Plan Administrator determines that the Participant is no longer Totally and Permanently Disabled, the benefit under this Section shall cease and the Participant's right, if any, to other benefits shall be determined under the other applicable provisions of the Plan, without regard to this Section.

          (c) Amount. The Participant's monthly Disability Retirement Benefit shall be equal to the Actuarial Equivalent of his Account Balance calculated as of his Disability Retirement Date, or if greater, the Accrued Benefit described in Section 4.01(a), subject to adjustments for optional forms of payment and early commencement of benefit payments.

          4.07 Other Termination of Employment.
               --------------------------------

          (a) Requirements. A Participant whose employment with the Employer and all Affiliates terminates before he is eligible to retire under any previous Section of this Article shall be subject to the rules of this Section. Such a Participant whose termination occurs before he has completed 2 Years of Service shall have no Vested right to a benefit, unless the rules of Section
9.04 apply and require otherwise, or unless the Participant is reemployed and subsequently qualifies for a Vested benefit as otherwise provided herein; rather, the Participant's Accrued Benefit shall be totally forfeited in accordance with Section 10.05. A Participant covered by this Section who termi-nates employment with 2 or more Years of Service, however, shall have a Vested right to a benefit under the Plan.

          (b) Date. Payment of a Participant's Deferred Vested Benefit shall commence as of the date that would have been his Normal Retirement Date if he had remained in employment until Normal Retirement Age. However, a terminated Participant shall be permitted to receive his benefit at any time after terminating employment upon filing a written request for payment with the Plan Administrator, specifying the month in which payment is to begin or be made, and consenting to early commencement of payments pursuant to Section 9.01.

          (c) Amount. A Participant's benefit under this Section shall be equal to the Actuarial Equivalent of the product of his Account Balance, determined as of the date his benefit becomes payable, and the Participant's Vested percentage determined under subsection (d), or if greater, the vested portion of the Accrued Benefit described in Section 4.01(a), subject to adjustments for optional forms of payment.

          (d) Vesting Schedule. A Participant's Vested interest in his Account Balance shall be determined as follows:

                  Participant's                      Vested
                Years of Service                   Percentage
                ----------------                   ----------

                Less than 2                             0%
                     2                                 25%
                     3                                 50%
                     4                                 75%
                5 or more                             100%

          The non-Vested portion of the Participant's Account Balance, if any, shall be forfeited in accordance with Section 10.05.

          4.08 Deductions for Retiree Medical Premiums. With respect to those individuals to whom a benefit continues to be payable under the Plan, there shall be deducted from one or more benefit payments payable to any such retired Participant (upon his written authorization and direction) electing hospital, medical, surgical, or other similar coverage as provided in a plan of the Employer and as authorized by the Employer, an amount equal to the amount of the required retiree contributions as may be established from time to time for such coverage. The amount so deducted may be withheld from each or any payment payable to such retired Participant in the Plan Year to which such deduction applies or, if such amounts are payable with respect to a Participant who is then entitled but has elected not to receive benefits payable to him under the Plan, amounts shall be paid from the Fund at the end of the Plan Year to which such deduction applies and a corresponding amount shown as a debit to such Participant's Account Balance. The Trustee may pay any such amounts directly to the insurance company or any other organization (including the Employer) responsible for paying such benefits, as directed by the Plan Administrator.


                            ARTICLE 5
                PAYMENT OPTIONS AND DEATH BENEFITS
                ----------------------------------

          This Article sets forth the various options for payment of benefits payable under Article 4 and describes benefits payable in the event of a Participant's death both before and after retirement. The commencement and form of benefit payments hereunder are subject to the special rules in Section 9.01.

          5.01 Payment of Retirement Benefits.
               -------------------------------

          (a) Normal Form of Benefit. The normal form of retirement benefit under the Plan is a lifetime annuity, as described in subsection (b)(1) below.

          (b) Benefit Options. A Participant may, subject to the rules in subsections (c) and (d) below, elect any one of the following options for payment of his retirement benefit, each of which shall be the Actuarial Equivalent of the Participant's Account Balance at the time benefit payments are to commence. However, if the lump sum benefit as described in paragraph (4) is greater than the Participant's Account Balance, the amount of an annuity shall be the Actuarial Equivalent of such lump sum amount.

                    (1) Lifetime Annuity. This option provides equal monthly
               payments for the lifetime of the Participant, with no further payments after death.

                    (2) Joint and Survivor Annuity. This option provides equal monthly payments for the lifetime of the Participant, with continuing monthly payments after the Participant's death and for the lifetime of the Participant's surviving spouse, with each monthly payment after the Participant's death equal to 50 percent (50%) of the monthly amount payable before the Participant's death.

                    (3) Term Certain Annuity. This option provides monthly
               payments over a specified term of years not to be less than 2 years and not to exceed 15 years.

                    (4) Lump Sum Payment. This option is a single sum payment
               equal to the greater of the Participant's vested Account Balance as of the date the benefit becomes payable or the Actuarial Equivalent of the Accrued Benefit. The Accrued Benefit for such purpose shall be determined under Section 4.01(a) and the Actuarial Equivalent of the vested Accrued Benefit shall be determined using the PBGC immediate and deferred interest rates for the valuation of lump sum benefits in effect on the first day of the Plan Year that the benefit becomes payable.

          (c) Automatic Option. Unless a contrary election has been made pursuant to subsection (d) below for another option:

                    (1) The automatic option for any Vested Participant, who has been married for at least one year on his benefit starting date, shall be the 50 percent (50%) joint and survivor annuity described in (b)(2) above. A Participant who has been married for less than one year on his benefit starting date shall nevertheless be deemed to have been married for one year on such date. Provided, that if the Participant and his spouse do not remain married for at least one year the Participant shall be treated as not having been married on his benefit starting date, his spouse shall have no right to a survivorship benefit under the Plan and the Participant shall be permitted to elect a different payment option with respect to payments to be made following the termination of the marriage, unless otherwise provided in a "qualified domestic relations order" as defined in ERISA Section 206(d)(3)(B).

                    (2) The automatic option for any Vested Participant who is not married on his benefit starting date shall be the lifetime annuity.

          (d) Election. A Participant may elect an option for payment of retirement benefits, waive the automatic option of subsection (c) above, revoke an option or a waiver of the automatic option, or change any previous election, waiver, or revocation at any time within 90 days of the starting date of his benefit under the Plan. Such action shall be taken by filing an election form (as prescribed and provided by the Plan Administrator) with the Plan Administrator. The election form must be signed by the Participant, and if it waives the automatic option of subsection (c) above, and the Participant is married, the Participant's spouse must consent in writing to the waiver which must either (1) designate a distribution option (and a Beneficiary, if applicable) that cannot be changed without subsequent spousal consent, or (2) expressly permit designations by the Participant without any requirement of further consent by the spouse.

          The spouse's consent to a waiver must clearly indicate the spouse's consent to the waiver and acknowledge its effect. The spouse's signature must be witnessed by an unrelated representative of the Plan or by a notary public.

          An election or revocation of an election under this Article 5 shall be effective and shall be irrevocable upon the commencement of benefits pursuant to such election or revocation.

          (e) Notice. Within a reasonable time before the starting date of a Participant's retirement benefit (and within any time limits prescribed by regulations under the Code), the Plan Administrator shall provide the Participant with a written notice explaining the terms and conditions of each option, and in particular, of (1) the automatic 50 percent (50%) joint and survivor annuity for married Participants, (2) the Participant's right to make, and the effect of, a waiver of the automatic option, (3) the right of the Participant's spouse to consent or not to consent to such a waiver, and (4) the right to make, and the effect of, a revocation of a previous waiver or election.

          (f) Definitions. For purposes of this Section 5.01 and Section 5.02, the "starting date" of a Participant's benefit means the date his benefit is first payable under the terms of the Plan whether or not benefit payments actually have commenced or, in the case of a benefit not payable in the form of an annuity, the date all events have occurred which entitle the Participant to his benefit under the Plan.

          5.02 Payment of Death Benefits.
               --------------------------

          (a) Death Prior to Annuity Starting Date. In the event that a Participant shall die prior to his annuity starting date, his Beneficiary shall be entitled to receive, in a single lump sum payment, the Participant's accumulated Account Balance as provided under Section 4.02, determined as of the Participant's date of death. The Beneficiary of a married Participant shall be such Participant's spouse unless such spouse consents to the designation of another Beneficiary, as provided in Section 5.01. Notwithstanding the foregoing, if a Participant's spouse is eligible to receive a preretirement survivor benefit under subsection (b) below, the provisions of subsection (b) shall be applicable in lieu of the provisions of this subsection except that the amount of the preretirement survivor benefit shall be a single life annuity for the life of the spouse that is an Actuarial Equivalent of the Account Balance as of the date the preretirement survivor benefit becomes payable.

          (b) Survivor Annuity.
              -----------------

               (1) If a Participant dies--

                    (A) with a Vested benefit or while an Employee,

                    (B) before an annuity starting date,

                    (C) and is survived by a spouse to whom the Participant has been married throughout the one-year period ending on the Participant's death, then a preretirement survivor annuity shall be payable to the surviving spouse for the spouse's lifetime.

               (2) The preretirement survivor annuity shall begin on the first day of the month following the Participant's death or such later date elected by the spouse but not later than the date the Participant would have attained his Normal Retirement Date.

               (3) The amount of the preretirement survivor annuity shall be equal to the amount that would have been payable to the surviving spouse if the Participant had begun retirement benefits payable in the form of a 50 percent (50%) joint and survivor annuity on the date the preretirement survivor annuity is to begin, and the Participant then died.

               (4) In lieu of the preretirement survivor annuity, the spouse may elect a lump sum benefit which is an Actuarial Equivalent of the survivor annuity.

          (c) No Other Death Benefits. Other than the benefits described above, or the benefit payable to a Participant's Beneficiary pursuant to a retirement benefit option elected or deemed elected by a Participant, no benefits shall be paid from the Plan to any person after the death of a Participant, whether death occurs before or after retirement.

          5.03 Cash Out of Benefits.
               ---------------------

          (a)(1) Involuntary Cash Out. Subject to Section 5.07(a)(3) (direct rollovers), as soon as practicable following a Participant's retirement or other termination of employment with the Employer, the Plan Administrator shall make a lump sum distribution to the Participant, or in the case of the Participant's death, to the Participant's Beneficiary, of any Vested retire-ment benefit or survivor benefit, regardless of the Participant's or Beneficiary's election, provided that such lump sum does not exceed $3,500. No such distribution may be made, however, without the consent of the Participant and the Participant's spouse after the starting date of the Participant's retirement benefit under the Plan, or without the consent of the Participant's surviving spouse if the Participant has died and the survivor annuity has commenced. The nonvested portion of such benefit, if any, will be treated as a forfeiture. For purposes of this Section, if the value of a Vested retirement benefit or survivor benefit is zero, the Participant shall be deemed to have received a distribution of such Vested retirement benefit or survivor benefit.

          (2) Voluntary Cash Out. If the value of a Vested retirement benefit or survivor annuity exceeds $3,500 if it were payable as a lump sum benefit, the Plan Administrator may make an immediate lump sum distribution of the entire value of the Vested benefit, but only with the written consent of the Participant and his spouse, or in the case of the Participant's death, with the consent of the Participant's surviving spouse. The nonvested portion of such benefit, if any, will be treated as a forfeiture.

          A Participant who is eligible to elect the voluntary cash out described above may elect an immediate annuity, from the optional forms provided by Section 5.01(b), in lieu of an immediate cash out of his Vested benefit.

          (b) Determination of Amount of Benefits. The amount of any Vested benefit cashed out under this Section shall be computed in accordance with
Section 5.01(b)(4).

          (c) Spouse's Consent. The spouse's consent required under this Section must be in writing, clearly indicating the spouse's consent and acknowledging its effect, with the spouse's signature witnessed by an unrelated representative of the Plan or by a notary public.

          (d) Timing and Effect. If a Participant's Accrued Benefit is cashed out in accordance with this Section, then the non-vested portion of such Accrued Benefit shall be forfeited, provided that such cash-out distribution is made no later than the close of the second Plan Year following the Plan Year in which the Participant's employment terminates. If the cash-out distribution occurs after the close of such second Plan Year, and if the Participant later returns to covered employment under the Plan, and the non-vested portion of the Participant's Accrued Benefit shall not be forfeited, but the Participant's final Accrued Benefit shall be reduced by the amount previously cashed out under this Section.

          5.04 Beneficiary Designations.
               -------------------------

          Every Participant shall have the right to designate a Beneficiary (or Beneficiaries) to receive any benefit that is payable under the Plan upon his death. The designation shall specify the share to be received by each Beneficiary and shall indicate how any remaining benefit is to be paid in the event of the death of the designated Beneficiary. The designation may be changed from time to time by the Participant by filing a new designation.

          If a Participant fails to designate a Beneficiary, or if all designated Beneficiaries predecease the Participant, any death benefit still payable under the Plan shall be paid to the Participant's surviving spouse, or if there is no surviving spouse, then to the Participant's estate. If a Beneficiary survives the Participant but fails to collect all amounts payable on behalf of the Beneficiary, the balance shall be paid to the Beneficiary's estate.

          A Participant's designation of Beneficiary shall be made on a form prescribed by, provided by, and filed with the Plan Administrator. In any case where the Participant is married and has designated a primary Beneficiary other than his spouse, the designation form must be signed by the Participant's spouse, indicating the spouse's consent to the designation and acknowledgment of its effect, and the spouse's signature must be witnessed by an unrelated representative of the Plan or by a notary public.

          5.05 Payment of Small Amounts. Notwithstanding any provision of the Plan to the contrary, if any Accrued Benefit has value which is less than or equal to $3,500 if it were payable as a lump sum benefit, the Plan Administrator may authorize actuarially equivalent payments on a quarterly, semi-annual or lump sum basis.

          5.06 Distribution of Annuity Contract. The Plan Administrator may, in its sole discretion, direct the distribution of a nontransferable annuity contract to a Participant, or in the case of death benefit payments, to his Beneficiary. Any such contract shall provide for payments in a form and amount identical to the form and amount of benefits due the Participant or Beneficiary under the provisions of this Plan, and at the option of the Plan Administrator, such contract shall be made noncommutable before its delivery to the Participant or Beneficiary. Delivery of such contract shall be in full satisfaction of the Participant's or Beneficiary's rights under the Plan, and the Participant or Beneficiary shall no longer have any interest in the trust Fund but shall look solely to the insurer issuing such contract for the payment of his benefits.

          5.07 Direct Rollovers; Withholding.
               ------------------------------

          (a) Direct Rollovers.

               (1) In General. In the case of a distribution (or a withdrawal) that would be an eligible rollover distribution within the meaning of Code Section 402 if made to the Participant or Beneficiary ("distributee"), the distributee may elect (subject to spousal consent requirements if applicable) to the extent required by law and regulation and in the manner prescribed by the Committee, to have such distribution paid directly to an eligible retirement plan (as defined in Code Section 401(a)(31)). The amount of such direct rollover shall be limited to the amount of the eligible rollover distribution which would otherwise be includible in the distributee's gross income in the absence of a direct transfer and without regard to the rollover rules of Code Sections 402 and 403. No election may be made by a distributee pursuant to this Section unless the distributee has received the notice prescribed by paragraph (2).

               (2) Notice. The Committee shall furnish to a distributee a written notice at the time prescribed in paragraph (3) which describes--

                    (A) the rules under which the distributee may elect to have an eligible rollover distribution paid in a direct rollover to an eligible retirement plan;

                    (B) the rules that require withholding of tax on the
               eligible rollover distribution if it is not paid in a direct rollover;

                    (C) the rules under which the distributee will not be
               subject to tax if the distribution is contributed to an eligible retirement plan within 60 days of the distribution; and

                    (D) if applicable, special rules regarding the taxation of the distribution as specified in Code Sections 402(d) and (e) (relating to income averaging and other tax rules).

               (3) Notification Period. The notice required by paragraph (2) shall be furnished to the distributee not more than 90 days and not less than 30 days before the Benefit Starting Date. The Plan shall make no payment for 30 days following the date the Participant has been furnished with the notice unless the distribution is subject to
          Section 6.1(b)(2) (cash out of small benefits) and the Participant, after receipt of the notice, has affirmatively elected to make or not to make a direct rollover, but in no event shall the Plan make a distribution before the date benefits are otherwise payable under the rules of the Committee.

          (b) Withholding. In the case of an eligible rollover distribution which is not directly transferred to an eligible retirement plan pursuant to subsection (a), the Plan shall reduce the amount of the distribution by the amount of the tax required to be withheld by law and regulations.


                            ARTICLE 6
                            FINANCING
                            ---------

          6.01 Trust Agreements.
               -----------------

          The Employer shall execute a trust agreement establishing a Trust to hold contributions to the Plan and earnings thereon for the payment of all or any part of the benefits under the Plan. The trust Fund shall be segregated from the Employer's own assets and held by the Trustee under the terms of the trust agreement. Any trust agreement shall constitute a part of this Plan and all rights which may accrue to any person under this Plan shall be subject to all the terms and provisions of such trust agreement. The Employer may from time to time modify any trust agreement to accomplish the purpose of the Plan and may replace any Trustee and appoint a successor Trustee.

          6.02 Trust Funds; Exclusive Benefit of Participants and Beneficiaries.
               -----------------------------------------------------------------

          Except as provided in Sections 6.04 and 6.05, it shall be impossible for any part of the corpus or income of the trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries.

          6.03 Contributions.
               --------------

          The Employer shall make such contributions to the trust Fund as shall be required under accepted actuarial principles to meet the minimum funding standard requirements of Code Section 412, subject to the right of the Employer to discontinue the Plan. Forfeitures arising under the Plan for any reason shall be used to reduce the Employer's contributions under the Plan.

          6.04 Expenses.
               ---------

          The compensation of the Trustee, any reasonable and proper attorneys' or management fee incurred in the administration of the trust Fund or other reasonable and proper Plan expenses shall be paid by the Trust, to the extent that they are not paid directly by the Employer.

          6.05 Nonreversion.
               -------------

          The Employer shall have no right, title, or interest in the contributions made to the trust Fund under the Plan and no part of the trust Fund shall revert to the Employer, except that--

          (a) Upon termination of the Plan and the allocation and distribution of the trust Fund as provided in this Plan, any funds remaining in the trust Fund after the satisfaction of all fixed and contingent liabilities under the Plan shall, to the extent permitted by law, revert to the Employer.

          (b) If a contribution is made to the trust Fund by the Employer by a mistake of fact, then such contribution (adjusted for losses but not gains) may be returned to the Employer within one year after the payment of the contribution.

          (c) If any part or all of a contribution is disallowed as a deduction under Section 404 of the Code, then to the extent the contribution is disallowed as a deduction, such disallowed portion (adjusted for losses but not gains) shall be returned to the Employer within one year after the disallowance pursuant to rules of the Internal Revenue Service.

          (d) If, subsequent to the initial effective date of the Plan, the Commissioner of Internal Revenue or his representative issues a determination letter stating that the Plan does not initially qualify under Section 401(a) of the Code, any contribution made to the Plan by the Employer and to which the letter relates may be returned to the Employer, but only if an application for determination on qualification of the Plan under Code Section 401(a) has been made by the time prescribed by law for filing the Employer's federal income tax return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

                            ARTICLE 7
                          ADMINISTRATION
                          --------------

         7.01   The Committee and Plan Administrator.
                -------------------------------------

          (a) The Company shall be the "Plan Administrator" of the Plan as used in ERISA. The Compensation Committee of the Board of Directors of the Company shall appoint a Plan Administration Committee consisting of three or more members which shall be responsible for carrying out the Company's duties as Plan Administrator and (except for duties specifically vested in the Trustee) for the administration of the provisions of the Plan. Such Committee shall be the "named fiduciary" under the Plan within the meaning of such term as used in ERISA for plan administration.

          (b) The Compensation Committee shall have the right at any time, with or without cause, to remove any member of the Committee. A member of the Committee may resign and his resignation shall be effective upon delivery of his written resignation to the Company. Upon the resignation or removal of a member, or the failure or inability for any reason of any member of the Committee to act hereunder, the Compensation Committee shall appoint a successor member. All successor members of the Committee shall have all the rights, privileges, and duties of their predecessors, but shall not be held accountable for the acts of their predecessors.

          (c) Any member of the Committee may, but need not, be an employee or a director, officer, or shareholder of the Employer or an Affiliate, and such status shall not disqualify him from taking any action or render him accountable for any distribution or other material advantage received by him under the Plan, provided that no member of the Committee who is a Participant or Beneficiary in the Plan shall take part in any action of the Committee on any matter involving solely his rights under the Plan.

          (d) Promptly after the appointment of the original members of the Committee and from time to time thereafter, promptly after the appointment of any successor member of the Committee, the Trustee shall be notified in writing by the Company as to the names of the persons appointed as members or successor members of the Committee.

          (e) The members of the Committee shall elect one of their number as chairman and shall elect a secretary who may, but need not, be a member of the Committee. All resolutions, proceedings, acts, and determinations of the Committee shall be recorded by the secretary or under his supervision, and all such records, together with such documents and instruments as may be necessary for the administration of the Plan, shall be preserved in the custody of the secretary.

          7.02 Manner of Action.
               -----------------

          A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions adopted, and other actions taken by the Committee at any meeting shall be by vote of a majority of those present at any such meeting and constitute a quorum. Upon concurrence in writing of a majority of the members at the time in office, action of the Committee may be taken without a meeting.

          7.03 Authority and Duties of the Committee.
               --------------------------------------

          (a) The Committee shall have the duties described in the Plan and the duty and authority to interpret and construe the Plan, and to make all determinations, in regard to all questions of eligibility, the status, and rights of Participants, Beneficiaries and other persons under the Plan, and the manner, time, and amount of payment of any distributions under the Plan. The Committee shall make any findings of fact necessary for the determination of any benefit payable by the Plan. The Employer shall, from time to time, upon request of the Committee, furnish to the Committee such data and information as the Committee shall require in the performance of its duties.

          (b) The Committee shall direct the Trustee to make payments of amounts to be distributed from the trust Fund.

          (c) The members of the Committee and any other named fiduciaries under the Plan may allocate their responsibilities among themselves and may designate any individual, partnership, or corporation to carry out any of their responsibilities. Any such allocation or designation shall be reduced to writing and such writing shall be kept with the records of such named fiduciary.

          (d) The Committee may adopt such rules and procedures as it deems desirable for the conduct of its affairs and the administration of the Plan, provided that any such rules and procedures shall be consistent with the provisions of the Plan and ERISA.

          (e) The Committee may employ such counsel (who may be counsel for the Employer or the Company) and agents and may arrange for such clerical and other services as it may require in carrying out the provisions of the Plan. The Committee shall be entitled to rely upon, and shall be fully protected in any action taken by it in good faith reliance upon any opinions or reports of such counsel and agents and the actuary and accountants appointed by the compensation committee of the Board and any information received from the Employer or Trustee.

          7.04 Compensation and Expenses of the Committee.
               -------------------------------------------

          A member of the Committee shall serve without compensation for services as such if he is an Employee of the Company or an Affiliate. He may receive reimbursement from the trust Fund or from the Company or the Employer of expenses properly and actually incurred. All administrative expenses incurred by the Committee, or a member thereof, in carrying out the duties of the Committee, shall be paid by the trust, the Company, or the Employer pursuant to Section 6.04.
          7.05 Application for Benefits.
               -------------------------

          Each person eligible for a benefit under the Plan shall apply for such benefit by signing an application form to be furnished by the Committee. Each such person shall also furnish the Committee with such documents, evidence, data, or information in support of such application as it considers necessary or desirable.

          7.06 Denial of Claims.
               -----------------

          (a) Initial Denial. If any claim for benefits is wholly or partially denied, the Committee shall furnish a written notice to a claimant of the adverse decision within 90 days after receipt of the claim, unless special circumstances require an extension of time for the processing of the claim. If such an extension is required, a written notice of the extension shall be furnished to the claimant before the termination of the initial 90-day period. In no event shall the extension exceed a period of 90 days after the expiration of the initial period. The extension notice shall indicate the special circumstances requiring the extension and the date by which the Committee expects to render a decision.

          The notice of an adverse decision shall state in a manner calculated to be understood by the claimant--

               (1) the specific reasons for the denial;

               (2) a specific reference to pertinent Plan provisions on which the denial is based;

               (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

               (4) appropriate information as to the steps to be taken if the Participant or Beneficiary wishes to submit his claim for review.

          (b) Appeal Procedure. Within 65 days after the receipt by the claimant of the written notification of a denial of a claim, the claimant may file with the Committee a written request to review the denial of the claim, request pertinent documents, and submit issues and comments in writing. A final decision by the Committee on the claim shall be made no later than 60 days after the receipt of the request for review, unless special circumstances require an extension. Such extension shall not exceed 60 additional days. The decision shall be in writing, shall include reasons for the decision (including specific references to pertinent Plan provisions), and shall be written in a manner calculated to be understood by the claimant.

          7.07 Indemnity for Liability.

          The Employer or the Company shall jointly and severally indemnify each Employee, each member of the Committee, and each member of the Board of Directors who is a fiduciary of the Plan or trust from the effects and consequences of their acts, omissions, and conduct as such fiduciaries, except to the extent that such effects and consequences shall result from their own gross negligence or willful misconduct.


                            ARTICLE 8
                AMENDMENT, TERMINATION, AND MERGER
                ----------------------------------

          8.01 Amendments to Conform With Law.
               -------------------------------

          The Employer reserves the right to make by amendment such changes in, additions to, and substitutions for the provisions of the Plan, to take effect retroactively or otherwise, as is deemed necessary or advisable for the purpose of conforming the Plan to Section 401 of the Code or to any other present or future federal law and regulations relating to trusts and plans of this or similar nature.

          8.02 Other Amendments and Termination.
               ---------------------------------

          The Employer also reserves the right to amend the Plan at any time, and from time to time, in any manner which it deems desirable including, but not by way of limitation, to change or modify benefits payable under the Plan, and to change any provision relating to the distribution or payment, or both, of any of the assets of the Trust. The Employer further reserves the right to terminate this Plan pursuant to ERISA Section 4041.

          8.03 Form of Amendment.
               ------------------

          Any amendment shall be made by an instrument in writing, signed by a duly authorized officer or officers of the Employer certifying that said amendment has been authorized by the Board of Directors.

          8.04 Limitations on Amendments.
               --------------------------

          The provisions of this Article are subject to and limited by the following restrictions:

          (a) No amendment shall operate either directly or indirectly to give the Employer any interest whatsoever in any funds or property held by the Trustee, or to permit corpus or income of the trust to be used for or diverted to purposes other than the exclusive benefit of persons who are Participants or Beneficiaries, except as provided in Sections 6.04 and 6.05 (relating to expenses and reversions to the Employer).

          (b) Except as provided in Section 412(c)(8) of the Code or to conform to the requirements of law and regulation or as permitted by Treasury regulations, no amendment shall operate either directly or indirectly to deprive any Participant of his nonforfeitable interest in his Accrued Benefit. For the purpose of the preceding sentence, the right to an early retirement benefit, a retirement-type subsidy (as defined by Treasury regulations), or an optional form of benefit shall be treated as an Accrued Benefit with respect to benefits attributable to service before the amendment, except as provided in Treasury regulations.

          (c) If the Employer amends the vesting schedule, each Participant having at least three Years of Service with the Employer may elect to have the percentage of his nonforfeitable Accrued Benefit computed under the Plan without regard to the amendment. The election period shall begin on the date the Plan amendment is adopted and end on the latest of the following dates:

               (1) the date which is 60 days after the day the Plan amendment is adopted,

               (2) the date which is 60 days after the day the Plan amendment is effective, or

               (3) the date which is 60 days after the day the Participant is issued written notice of the Plan amendment by the Employer.

          (d) The Employer shall provide security to the Plan as provided under
Section 401(a)(29) of the Code if (1) it adopts an amendment to the Plan that has the effect of increasing the current liability of the Plan (as defined in Section 412(l) of the Code) for the Plan Year and (2) the funded current liability percentage of the Plan (as defined in Section 412(l) of the Code) is less than 60 percent (60%) (including the amount of the unfunded current liability under the Plan attributable to the amendment).

          (e) No amendment providing for a significant reduction in the rate of future benefit accruals shall be effective unless, after adoption of the amendment and not less than 15 days before the effective date, the Employer provides a written notice to affected persons pursuant to ERISA Section 204(h).

          8.05 Allocation and Distribution on Termination.
               -------------------------------------------

          Upon a termination or a partial termination of the Plan, the rights of the Participants who are employed by the Employer or an Affiliate on the date of termination (and who in the case of a partial termination are affected thereby) to the Accrued Benefits under the Plan to the date of such termination shall be nonforfeitable to the extent then funded; provided, however, that in no event shall any Participant or Beneficiary have recourse to other than the trust Fund and, if applicable, the Pension Benefit Guaranty Corporation for payment of any benefit under the Plan. In the event of a termination, an affected Participant who has not attained the Early or Normal Retirement Age shall be deemed to have satisfied the eligibility requirements for a deferred Vested benefit.

          In the event of a termination of the Plan, the benefit of any highly compensated Participant and any former highly compensated Participant (as defined in Section 414(q) of the Code), shall be limited to a benefit that is nondiscriminatory within the meaning of Section 401(a)(4) of the Code.

          In the case of a partial termination of the Plan, assets shall be allocated with respect to the benefits (to the extent funded) of the group of Participants affected by the partial termination in accordance with the requirements of regulations.

          In the case of a complete termination of the Plan, the assets then held in the trust Fund shall be allocated, after payment of all expenses of administration or liquidation, in the manner prescribed by ERISA Section 4044. If any assets remain, they shall revert to the Employer as provided in Section 6.05.

          Distribution may be implemented through the continuance of the trust Fund, the creation of a new trust fund for that purpose, by purchase of nontransferable annuity contracts, a cash distribution, or by a combination thereof, subject to the requirements of the Pension Benefit Guaranty Corporation.

          8.06 Merger.
               -------

          Notwithstanding any other provision of the Plan to the contrary, in the case of any merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other plan, each Participant shall, if the transferee plan were then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then been terminated.


                            ARTICLE 9
                          SPECIAL RULES
                          -------------

          9.01 Limitations on Commencement and Form of Benefit Payments.
               ---------------------------------------------------------

          (a) General Rule for Latest Commencement of Benefit Payments. In no event shall payment of benefits to a Participant commence later than the 60th day after the close of the Plan Year in which the latest of the following occurs: (1) the date on which the Participant attains Normal Retirement Age; (2) the date which is the 10th anniversary of the day the Participant commenced participation in the Plan; (3) the date the Participant terminates employment with the Employer and all Affiliates; or (4) the date specified by the Participant in an election made pursuant to subsection (b) of this Section.

          (b) Election for Early or Delayed Commencement of Benefit Payments. Any election by a Participant for a benefit commencement date later than the date specified by subsection (a), must be made by submitting to the Plan Administrator a written statement, signed by the Participant, which describes the benefit and the date on which payment of such benefit shall commence. The Plan Administrator may prescribe a form to be used by Participants for this purpose. Commencement of benefits may not be delayed by a Participant beyond age 70 1/2.

          Except as provided in Section 5.03(a)(1), no payment of a benefit prior to the Normal Retirement Date shall be made unless the Participant elects in writing to receive the benefit after being furnished pursuant to regulations with a written explanation of his right to defer the start of benefits to his Normal Retirement Date.

          (c) Overriding Rules. Notwithstanding any other provision of the Plan, the commencement and form of benefit payments to a Participant or his Beneficiary shall be governed by the following distribution rules--

               (1) In no event shall payment of benefits to a Participant prior to his death commence later than the April 1st following the calendar year in which the Participant attains age 70 1/2.

               (2) Such payment shall be made:

                    (A) in the form of a lump sum distribution, if otherwise
               available under the Plan, which is the actuarial equivalent of the Participant's Vested Accrued Benefit, or

                    (B) in accordance with regulations prescribed by the
               Secretary of the Treasury, in the form of a lifetime annuity for the life of such Participant or for the joint lives of such Participant and his Beneficiary, or

                    (C) in accordance with such regulations, in the form of
               periodic payments for a period which does not exceed the life expectancy of the Participant or the life expectancy of the Participant and his Beneficiary.

               (3) If the Participant's Vested Accrued Benefit is to be distributed in other than a lump sum, then the amount to be distributed each year must be at least equal to the quotient obtained by dividing the lump sum actuarial equivalent of the Participant's entire Vested Accrued Benefit at the beginning of each Plan Year by the life expectancy of the Participant or joint life expectancy of the Participant and designated Beneficiary. Life expectancy and joint life expectancy are computed by the use of the return multiples contained in Section 1.72-9 of the Treasury Regulations. For pur-poses of this computation, a Participant's and spouse's life expectancy may be recalculated no more frequently than annually; the life expectancy of a non-spouse Beneficiary may not be recalculated. If the Participant's spouse is not the Beneficiary, the method of distribution selected must satisfy the requirements of Section 1.401(a)(9)-2 of the Treasury Regulations.

               (4) Upon the death of a Participant, the following distribution provisions shall take effect:

                    (A) If the Participant dies after distribution of his
               benefit has commenced, the remaining portion, if any, of such benefit will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

                    (B) If the Participant dies before distribution of his
               benefit has commenced, the Participant's entire Vested interest under the Plan, if any, will be distributed no later than five years after the Participant's death except to the extent that an election is made to receive distributions in accordance with (i) or (ii) below:

                         (i) If any portion of the Participant's interest is
                    payable to a Beneficiary, distributions may be made in substantially equal installments over the life or life expectancy of the Beneficiary commencing no later than one year after the Participant's death;

                         (ii) If the Beneficiary is the Participant's surviving
                    spouse, the date distributions are required to begin in accordance with (i) above shall not be earlier than the date on which the Participant would have attained age 70 1/2, and, if the spouse dies before payments begin, subsequent distributions, if any, shall be made as if the spouse had been the Participant.

                    (C) For purposes of (B) above, payments will be calculated by use of the return multiples specified in Section 1.72-9 of the Treasury Regulations. Life expectancy of a surviving spouse may be recalculated annually; in the case of any other Beneficiary, such life expectancy will be calculated at the time payment first commences without further recalculation.

                    (D) For purposes of (A), (B), (C) above, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

          9.02 Limitations on Amount of Benefit Payments.
               ------------------------------------------

               (a) Single Plan: (1) Notwithstanding any other provisions of the Plan, no Participant shall receive benefits in excess of the amount permitted under Section 415 of the Code, which means that no Participant shall receive under the Plan, and any other defined benefit plans maintained by the Employer, benefits, which when expressed on an annual basis in the form of a straight life annuity commencing as of the Participant's Normal Retirement Age, exceed the lesser of (A) the applicable dollar limitation for the limitation year, or (B) the Participant's average annual compensation for the three year period during which as an Employee he received the greatest annual compensation.

               (2) For the purposes of this Section, the following terms have the meanings indicated:

                    (A) The term "limitation year" means the Plan Year.

                    (B) The term "applicable dollar limitation" means for any
               limitation year, the amount determined in accordance with regulations issued by the Secretary of the Treasury under Code
               Section 415(d), which for the 1992 limitation year shall be $112,221 as automatically adjusted for cost of living in subsequent limitation years.

                    (C) The term "compensation" means, with respect to each
               limitation year, a Participant's total wages, salary, bonuses, overtime, commissions and other amounts received for services rendered in the course of employment for the Employer, including amounts received from accident or health insurance for personal injuries or sickness to the extent includible in the Partici-pant's gross income, amounts received as disability payments whether or not includible in the Participant's gross income, amounts paid or reimbursed by the Employer for moving expenses to the extent not deductible by the Participant, and amounts includible in the Participant's gross income for making an election on the transfer of property in connection with the performance of services. Items not includible in compensation include Employer contributions under this Plan or made to any other deferred compensation plan on behalf of the Participant if the contributions are not includible in the Participant's gross income before application of the Code Section 415 limits, amounts realized from the Participant's exercise of a non-qualified stock option or from the Participant's transfer of stock acquired under a qualified stock option, and premiums paid by the Employer on the behalf of the Participant for group term life insurance to the extent not includible in the Participant's gross income.

                    (D) The term "social security retirement age" means the
               applicable retirement age of the Participant under Section 216(l) of the Social Security Act, except that such Section shall be applied without regard to the age increase factor, and as if the early retirement age under Section 216(l)(2) of such Act were 62.

               (3) Provided, however, no benefit shall be deemed to exceed the foregoing limitation if when added to the benefits paid to the Participant from any other defined benefit plan or plans of the Employer, such total benefits do not exceed $10,000 in any Plan Year and the Employer has not maintained a defined contribution plan in which the Employee was a participant.

               (4) Provided, further, that the limitations in paragraphs (1) to
          (3) above shall be reduced as follows:

                    (A) In the case of a Participant who has less than 10 Years of Service under the Plan, the limitations in subsection
               (a)(1)(B) above and the $10,000 limitation set out in the foregoing subsection (a)(3) shall be multiplied by a fraction, the numerator of which is the number of Years of Service less than 10 years and the denominator of which is 10 years.

                    (B) In the case of a Participant who has less than 10 years of participation under the Plan, the limitation in subsection
               (a)(1)(A) above shall be multiplied by a fraction, the numerator of which is the number of years of participation less than 10 years and the denominator of which is 10 years.

                    (C) In no event shall the reductions described in this
               subsection (a)(4) reduce the limitations in subsections (a)(1) and (3) above to an amount less than one-tenth (1/10) of the applicable limitation (as determined without regard to this subsection (a)(4)).

               (5) Notwithstanding the foregoing, if payment of a Participant's retirement benefit is to commence prior to attainment of the social security retirement age, the applicable dollar limitation set forth above shall be adjusted to the equivalent benefit commencing at such age in a manner provided by Treasury regulations which is consistent with the reduction for old-age insurance benefits commencing before the social security retirement age under the Social Security Act.
          For purposes of such adjustment, the interest rate assumption shall not be less than the greater of 5 percent (5%) or the interest rate specified in the Plan for reducing benefits for early commencement of payments. Additionally, the applicable dollar limitation shall be adjusted to the actuarial equivalent of such amount if the retirement benefit is to commence after attainment of the social security retirement age. The manner of the adjustment shall be provided by Treasury regulations based upon an interest rate assumption which shall not be greater than the lesser of 5 percent (5%) or the interest rate specified in the Plan for adjusting benefits to reflect late commencement of payments. If the payment of the retirement benefit is in a form other than a single life annuity, the applicable dollar limitation shall be adjusted so that it is an actuarial equivalent of a single life annuity, determined by applying an interest rate equal to the greater of 5 percent (5%) or the rate specified in the Plan.

               Effective for limitation years beginning after December 31, 1994, actuarial equivalence under this paragraph shall be computed using the mortality table prescribed by the Internal Revenue Service pursuant to Code Section 417(e)(3), and for the purpose of adjusting the limitation on any form of benefit subject to such Section, the interest rate determined under such Code Section shall replace "5 percent (5%)" each place it appears in this paragraph.

          (b) Defined Contribution Plan also Maintained by the Employer. If the Employer maintains a defined contribution plan, as defined by Section 3(34) of ERISA, in addition to this Plan, the otherwise permissible benefits as determined under this Section, for any Participant who is also a participant in such defined contribution plan, may be reduced so that the sum of the defined benefit plan fraction and the defined contribution plan fraction for any limitation year does not exceed 1.0. For purposes of this subsection, the following definitions and special rules shall apply:

               (1) "defined benefit plan fraction" for any limitation year means a fraction,

                    (A) the numerator of which is the projected annual benefit of the Participant under this Plan (determined as of the close of the limitation year), and

                    (B) the denominator of which, for each limitation year is
               the lesser of--

                         (i) the product of 1.25 multiplied by the dollar
                    limitation on benefits under Code Section 415 in effect for such year, or

                         (ii) the product of 1.40 multiplied by the percentage
                    limitation on benefits under Code Section 415 for such year.

               (2) "defined contribution plan fraction" for any limitation year means a fraction,

                    (A) the numerator of which is the sum of the total additions to the Participant's account for all years of his participation under the defined contribution plan as of the close of the limitation year, and

                    (B) the denominator of which is the sum of the lesser of the following amounts for such year and for all prior years of the Participant's Years of Service with the Employer:

                         (i) the product of 1.25 multiplied by the applicable
                    dollar limitation on total additions under Code Section 415 for such year, or

                         (ii) the product of 1.40 multiplied by the percentage
                    limitation on total additions under Code Section 415 for such year.

               (3) "total additions" with respect to each limitation year means the sum of

                    (A) Employer contributions, and

                    (B) forfeitures allocated to the Participant's account in
               the defined contribution plan, plus, if the Participant made any employee contributions under that plan, the total of the Participant's employee contributions for the limitation year,

                    (C) in addition, the following amounts shall be treated as annual additions to a defined contribution plan of the Employer: amounts allocated to an individual medical account, as de-fined in Section 415(l)(1) of the Code, which is part of any pension or annuity plan maintained by the Employer, and amounts derived from contributions paid or accrued, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund, as defined in Code
               Section 419(e), maintained by the Employer.

               (4) "employee contributions" means after-tax amounts contributed to the defined contribution plan by the Participant, excluding rollover contributions and deductible employee contributions, if any, as provided by Code Section 415(c)(2).

          (c) Multiple Plans. If the Employer maintains one or more other qualified defined benefit plans, as defined by Section 414(j) of the Code, in addition to this Plan, or more than one qualified defined contribution plan, as defined by Section 414(i) of the Code, and any such plan covers one or more Participants in this Plan, then the limitations of this Section shall be applied by treating all defined benefit plans, including this Plan, as a single defined benefit plan, and all defined contribution plans as one defined contribution plan.

          (d) Multiple Employers. If the Employer is a member of a group of employers constituting (1) a controlled group of corporations (within the meaning of Code Section 414(b) as modified by Section 415(h)), (2) trades or businesses, whether or not incorporated, under common control (within the meaning of Code Section 414(c) as modified by Section 415(h)), or (3) an affiliated service group (as defined in Code Section 414(m)), and any other member of such group maintains a plan or plans covering one or more Participants in this Plan, then the foregoing limitations of this Section, including the aggregation rules above, shall be applied by treating all the plans of such other employers as plans maintained by the Employer.

          (e) Employee Leasing. If the Employer is provided with services by leased employees (within the meaning of Code Section 414(n)), then for purposes of this Section, the leased employees shall be treated as Participants in the Plan and contributions or benefits provided by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer.

          (f) Remedying Excess Benefits and Contributions. The Employer shall have the right to make any adjustments to the benefits of any Participant under this Plan or to the contributions under any defined contribution plan which may be required in order to prevent disqualification under Code Section 415 of the Plan or any other plan maintained by the Employer. Where adjustments are required, such adjustments will be made first in the contributions under the Employer's defined contribution plan.

          (g) Notice to Participants. The Employer shall advise affected Participants of any adjustments to their benefits required by the limitations under this Section.

          9.03 Limitations on Benefit Payments to Certain Highly Compensated
               -------------------------------------------------------------
Employees.
- ----------

          (a) Distribution Restriction.
              -------------------------

               (1) In General. Except as provided in paragraph (2), the annual payments that may be made to a Participant described in subsection
          (b) shall be restricted to an amount equal to the payments that would be made under a single life annuity that is the Actuarial Equivalent of the sum of the Participant's Accrued Benefit and other benefits under the Plan.

               (2) Exceptions. Distributions shall be made without regard to paragraph (1) if--

                    (A) after payment of the benefit to the Participant, the
               value of the Plan assets equals or exceeds 110 percent (110%) of the value of the current liabilities of the Plan (as defined in Code Section 412(l)(7)),

                    (B) the value of the benefits to the Participant is less
               than 1 percent (1%) of the value of current liabilities, or

                    (C) the value of the Participant's benefits is less than
               $3,500.

          (b) Participants Subject to Limitation. The Participants subject to the restriction of subsection (a) shall be those Participants who are--

               (1) highly compensated employees or who are highly compensated former employees (as defined in Code Section 414(q)), and

               (2) within the group of the 25 highest paid of such highly compensated or highly compensated former employees.

          9.04 Top-Heavy Plan Rules.
               ---------------------

          (a) General Rule. If, for any Plan Year, the Plan is a top-heavy plan as determined under subsection (b), then the requirements in subsection (c) shall apply to the extent indicated by that subsection. For purposes of this Section, the term "Employer" shall include any member of a group of employers constituting (1) a controlled group of corporations (within the meaning of Code
Section 414(b) as modified by Code Section 415(h)), (2) trades or businesses, whether or not incorporated, under common control (within the meaning of Code
Section 414(c) as modified by Code Section 415(h)), or (3) an affiliated service group (as defined in Code Section 414(m)).

          For purposes of this Section, the term "Employee" means (A) an Employee as otherwise defined in the Plan, who is or once was a Participant or who would have been a Participant but for his failure to make mandatory employee contributions or to receive compensation in excess of a stated amount, and (B) any Beneficiary of a Participant, but in each case excluding any individual who is a member of a unit of employees covered by a collective bargaining agreement under which retirement benefits were the subject of good faith bargaining with the Employer, unless a member of the bargaining unit is a key employee, in which case the foregoing exclusion shall not apply.

          (b) Top-Heavy Test. The Plan's status as a top-heavy plan for any Plan Year shall be determined in accordance with the following five step procedure:

               (1) Required Plan Aggregation. First, there shall be aggregated with this Plan (A) each plan of the Employer in which a key employee is a participant, (B) each other plan of the Employer which enables a plan described in (A) to meet the requirements of Code

               Section 401(a)(4) or Code Section 410, and (C) each plan described in (A) or (B) which was terminated during the five consecutive Plan Year period ending with the determination date.

               (2) Key Employee Sum. Second, there shall be computed, as of each determination date, the sum of the present values of the cumulative accrued benefits of all key employees under all defined benefit plans, including this Plan, required to be aggregated under (1), and the account balances of all key employees under all defined contribution plans required to be aggregated under (1).

               For purposes of this computation, the present value of a cumulative accrued benefit shall be determined as of the most recent valuation date occurring within a 12-month period ending on the determination date. The accrued benefit for a current participant shall be determined as if the individual had terminated employment as of such valuation date. In the first plan year of a defined benefit plan, the accrued benefit of a current participant must be determined as if the individual had terminated employment as of the last day of the plan year.

               For purposes of this computation, account balance means the account balance as of the most recent valuation date occurring within a 12-month period ending on the determination date, plus an adjustment for contributions due as of the determination date. In the case of a profit sharing plan or other plan not subject to the minimum funding requirements of Code Section 412, the adjustment is the amount of any contributions actually made after the valuation date but on or before the determination date, except that in the first plan year, the adjustment shall include any contributions made after the determination date that are allocated as of a date within the first plan year. In the case of a money purchase pension plan or other plan subject to the minimum funding requirements of Code Section 412, the adjustment is the amount of any contributions that would be allocated as of a date not later than the determination date, even though such amount is not yet required to be contributed, plus the amount of any contribution actually made (or due to be made) after the valuation date but before the expiration of the extended payment period under Code Section 412(c)(10).

               For purposes of this computation: (A) there shall be included in the sum any distribution (other than rollover amounts or plan-to-plan transfers not initiated by the Employee or made to another plan main-tained by the Employer) made to an Employee from this Plan, from another plan required to be aggregated under (1), or from a terminated plan which if it had not been terminated would have been required to be aggregated under (1), within the five-year period ending on the determination date; (B) there shall be excluded from the sum any rollover contribution and any plan-to-plan transfer initiated by the Employee and accepted by this Plan or any other plan required to be aggregated under (1) from a plan other than one maintained by the Em-ployer; (C) there shall be excluded from the sum the account balance and present value of the accrued benefit of any Employee who formerly was a key employee but who is not a key employee for the year ending on the determination date; and (D) there shall be excluded from the sum any amounts attributable to tax deductible employee contributions made pursuant to Code Section 219; and (E) there shall be excluded from the sum the present value of the accrued benefit and the account balance of any individual who has not performed services for the Employer at any time during the five-year period ending on the determination date.

               (3) All Employee Sum. Third, under the same procedures as set forth in (2) above, including the special rules in (A), (B), (C), (D) and (E), there shall be computed the sum of present values of accrued benefits and account balances for all Employees. For purposes of this computation, the accrued benefit of an Employee other than a key employee shall be determined under (A) the method, if any, that is used for accrual purposes under all plans of the Employer, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C).

               (4) Top-Heavy Test Fraction. Fourth, the sum computed in (2) shall be divided by the sum computed in (3), and if the resulting fraction is 0.60 or less, neither the Plan nor any plan required to be aggregated under (1) is a top-heavy plan for the Plan Year. If the fraction is greater than 0.60, both the Plan and any plan required to be aggregated under (1) are top-heavy plans for the Plan Year, unless after the permissive plan aggregation described in (5) below, the recomputed fraction is 0.60 or less.

               (5) Permissive Plan Aggregation. At the election of the Plan Administrator, plans of the Employer, other than those required to be aggregated under (1), but which provide benefits or contributions com-parable to this Plan, may be aggregated with this Plan and the plans required to be aggregated under (1), provided that such aggregated group would meet the requirements of Code Sections 401(a)(4) and 410. Steps (2) through (4) above may then be repeated, based on this permissively aggregated group, and if the top-heavy test fraction computed in step (4) is 0.60 or less for this group, then neither the Plan nor any plan required to be aggregated under (1) is a top-heavy plan for the Plan Year; however, if the top-heavy test fraction computed in step (4) is still greater than 0.60, both the Plan and any plan required to be aggregated under (1) will be top-heavy plans for the Plan Year, but no plan which is permissively aggregated under this step (5) will be deemed to be top-heavy for such reason.

          (c) Superseding Rules. For each Plan Year that the Plan is a top-heavy plan, the requirements in (1) and (2) below shall supersede any other provisions of the Plan which otherwise would apply for that Plan Year.

               (1) Adjusted Code Section 415 Limitations. In order to reduce the overall limitations on combined plan contributions and benefits under Code Section 415, the number 1.00 shall be substituted for 1.25 in the definitions of defined benefit fraction and defined contribution fraction in Section 9.02(b)(1) and (2) of the Plan. The foregoing sentence shall not apply if (A) the top-heavy test fraction in subsection (b)(4), or the recomputed fraction after applying subsection (b)(5), is 0.90 or less and (B) each non-key employee receives an additional minimum benefit or contribution under a plan of the Employer.

               In the case of a non-key employee participating only in this or another defined benefit plan, the additional minimum benefit for each year of service counted is one percentage point, up to a maximum of ten percentage points, of the Employee's average compensation for the five consecutive years when the Employee had the highest aggregate compensation from the Employer, computed as described in (2) below.
          In the case of a non-key employee participating only in a defined contribution plan, the additional minimum contribution is 1 percent (1%) of the Employee's compensation. In the case of a non-key employee participating in both this or another defined benefit plan and a defined contribution plan, there is no additional minimum benefit, but the additional minimum contribution shall be 2 1/2 percent (2 1/2%) of the Employee's compensation.

               (2) Minimum Benefits or Contributions for Non-Key Employee Participants.

                     (A) For each Plan Year (or other accrual computation
               period) for which this Plan is top-heavy, each non-key employee Participant who is credited with at least 1,000 Hours of Service in the Plan Year, and who does not participate in a defined contribution plan of the Employer, shall accrue a benefit (to be provided solely by Employer contributions and expressed as a life annuity commencing at the Participant's Normal Retirement Age) of not less than 2 percent (2%) of such Participant's highest average compensation for the five consecutive years during which such compensation was the highest. The minimum accrual is determined without regard to any Social Security contribution. The minimum accrual applies even though under other Plan provisions, the Participant would not otherwise be entitled to receive an accrual, or would have received a lesser accrual for the year because of (i) the Plan's provisions for integration with Social Security, or (ii) the Participant's failure to make mandatory employee contributions, if required.

                    Notwithstanding the foregoing, no further minimum benefit
               accruals shall be provided pursuant to this paragraph once the Participant's accrued benefit attributable to Employer contributions, expressed as a life annuity commencing at the Participant's Normal Retirement Age, equals or exceeds 20 percent (20%) of the Participant's highest average compensation for the five consecutive years during which such compensation was the highest. Although accruals of Employer derived benefits, whether or not attributable to years for which the Plan is top-heavy, may be used to satisfy this defined benefit plan minimum, all accrued benefits attributable to employee contributions shall be ignored.

                    For purposes of the foregoing rules, compensation in years after the close of the last Plan Year in which the Plan is top-heavy shall be disregarded. Also for purposes of these rules, a Participant's benefit accruals under any other defined benefit plan of the Employer, in which any key employee participates or which enables another defined benefit plan to meet the requirements of Code Section 401(a)(4) or Code Section 410, shall be considered benefit accruals under this Plan.

                     (B) In the case of any non-key employee Participant who is also a participant in any defined contribution plan of the Employer, the foregoing provisions of this paragraph (2) shall be inapplicable for any Plan Year, provided that Employer contributions and forfeitures for such Plan Year allocated under the defined contribution plan on behalf of such non-key employee Participant are equal to at least (i) 5 percent (5%) multiplied by (ii) the non-key employee Participant's compensation for the Plan Year.

          (d) Special Definitions. For purposes of this Section, the following terms shall have the meanings indicated:

               (1) "compensation" means compensation as defined in Section 9.02(a)(2)(C).

               (2) "determination date" means, with respect to any Plan Year, the last day of the preceding Plan Year, except that in the case of the first Plan Year, the determination date shall be the last day in that Plan Year. Where one or more plans are required or permitted to be aggregated with this Plan, and where all plan years do not coincide, the key employee and all employee sums in subsection (b) above each shall be determined separately for each plan on the respective determination dates, and the results shall then be combined for the determination dates falling within the same calendar year.

               (3) "key employee" means each Employee or former Employee (and the Beneficiaries of such individuals) who, at any time during the Plan Year containing the determination date or during any of the four preceding Plan Years,--

                    (A) is an officer of the Employer and who has annual
               compensation in the Plan Year greater than 50 percent (50%) of the applicable dollar limitation of Code Section 415(b)(1)(A) in effect for the Plan Year;

                    (B) is one of the 10 Employees owning the largest interests in the Employer and who has compensation from the Employer greater than the applicable dollar limitation of Code Section 415
               (c)(1)(A) in effect for the calendar year in which the determination date falls;

                    (C) owns more than 5 percent (5%) of the outstanding stock or voting power of all stock of the Employer; or

                    (D) owns more than 1 percent (1%) of the outstanding stock or voting power of all stock of the Employer and who has annual compensation from the Employer of more than $150,000. For purposes of (A), no more than 50 Employees, or if less, the greater of 3 Employees or 10 percent (10%) of all Employees, shall be treated as officers. For purposes of (B), (C) and (D), the constructive ownership rules of Code Section 318 shall apply with the modification that 5 percent (5%) shall be substituted for 50 percent (50%) in Section 318(a)(2). Also, for purposes of
               (B), if two Employees have the same interest in the Employer, the Employee having the greater annual compensation from the Employer shall be treated as having a larger interest; following application of this rule, an Employee shall be considered a key employee, even if he is not among the first 10 largest owners, if his ownership interest in the Employer is not less than at least one of the top 10 owners and provided he has the requisite level of compensation described in (B). Finally, for purposes of (C) and (D), each employer that otherwise would be aggregated under this Section's definition of "Employer" shall be treated as a separate employer to determine ownership percentages.

                    (4) "non-key employee" means an Employee or former Employee
               (and the Beneficiaries of such individuals) who is not a key employee.

                    (5) "valuation date" means the date used for computing plan costs for minimum funding in the case of any defined benefit plan, including this Plan, and the last day of any of the plan year in the case of any defined contribution plan.

          (e) Anti-Cutback Rule. Notwithstanding the foregoing rules of this Section, in no event shall any changes in the Plan's benefit structure, including its vesting provisions, that result from a change in the Plan's top-heavy status, cause the Accrued Benefit or account balance of any Participant to be reduced in violation of Code Section 411. In the case of any changes in the vesting provisions of the Plan, each Participant (1) who has completed at least three Years of Service and (2) whose Vested rights are adversely affected by the change, may elect, during the election period, to have his Vested rights determined without regard to such change. The election period shall begin on the date the change is adopted or becomes effective, whichever is earlier, and end on the latest of (A) the date which is 60 days after the day the change is adopted, (B) the date which is 60 days after the day the change becomes effective, or (C) the date which is 60 days after the day the Participant is issued written notice of the change.

          9.05 Benefits upon Reemployment and Suspension of Benefits.
               ------------------------------------------------------

          (a) Reemployment Prior to Normal Retirement Date.

               (1) If a Participant who previously retired on an Early Retirement Date pursuant to Section 4.05, a Disability Retirement Date pursuant to Section 4.06, or terminated employment with a Vested right to a Deferred Vested Benefit pursuant to Section 4.07, is reemployed by the Employer prior to receiving any benefit from the Plan and prior to his Normal Retirement Date, he shall again become a Participant in the Plan as of his Reemployment Date. The benefit to which such Participant shall subsequently become entitled to receive from the Plan shall be based on the Plan in effect as of his subsequent retirement or termination date.

               (2) If a Participant who previously retired on an Early Retirement Date pursuant to Section 4.05, a Disability Retirement Date pursuant to Section 4.06, or terminated employment with a Vested right to a Deferred Vested Benefit pursuant to Section 4.07, is reemployed by the Employer prior to his Normal Retirement Date but after beginning to receive benefits from the Plan, he shall again become a Participant in the Plan as of his Reemployment Date. Any benefit then being paid to such Participant shall cease as of his Reemployment Date.

               (3) A Participant who terminated employment without a right to a Vested benefit under Section 4.07 shall have his Years of Service reinstated only in accordance with the Break in Service rules of
          Section 3.02.

          (b) Reemployment Subsequent to Normal Retirement Date. If a Participant who previously retired under the Early, Delayed, Normal, or Disability retirement provisions of Article 4 or terminated employment with the Employer under Section 4.07, is reemployed by the Employer after his Normal Retirement Date, he shall again become a Participant in the Plan as of his Reemployment Date. Subject to the suspension of the benefit rules of subsection (c) below, any Plan benefit being paid to such Participant as a result of his earlier retirement or termination of employment shall cease.

          (c) Suspension of Benefit Payments while Employed after Normal Retirement Date.

               (1) Subject to Section 9.01, no benefit under this Plan shall be paid to a Participant during any calendar month (or any four or five week payroll period, if applicable) after his Normal Retirement Date in which such Participant is employed by the Employer for 40 or more Hours of Service. If a Participant who terminated employment prior to his Normal Retirement Date is reemployed by the Employer after his Normal Retirement Date and, subsequent to such reemployment, completes 40 or more Hours of Service for the Employer during any calendar month, any benefits from this Plan that he had been receiving prior to his reemployment shall be suspended during such reemployment.

               (2) Notwithstanding paragraph (1) above, a Participant's benefit shall not be withheld or suspended unless the Employer notifies him by personal delivery or first class mail, during the first calendar month (or payroll period, if applicable) in which the Plan withholds or suspends payments, that his benefits are being withheld or suspended. Such notice shall contain:

                    (A) a description of the specific reasons why benefit
               payments are being suspended,

                    (B) a general description of Plan provisions relating to the suspension of payments and a copy of those provisions,

                    (C) a statement that the applicable Department of Labor
               regulations may be found in Section 2530.203-3 of the Code of Federal Regulations, and

                    (D) a statement informing the Participant of the Plan's
               procedure for reviewing the suspension of his Plan benefits.

               (3) In lieu of the detailed notice described in paragraph (2) above, if the Plan's summary plan description contains substantially similar information as that required in paragraph (2) above, then the notification to a Participant whose benefits are to be suspended or withheld may refer him to the relevant pages of the summary plan description. However, such Participant must be advised how to obtain a copy of the summary or the relevant pages thereof. Any request for such information must be honored within 30 days.

               (4) Any Participant who may be affected by a withholding or a suspension of benefits under this subsection (c) may request a review by the Plan Administrator of such Participant's particular situation. Such request for review may pertain to the suspension of such Participant's benefits or to whether such Participant's specific employment beyond his Normal Retirement Date constitutes service sufficient to make the provisions of this subsection (c) applicable to him. All requests shall be considered in the same manner as reviews for other claims under the Plan.

               (5) Benefit payments that have been suspended or withheld pursuant to this subsection (c) must again commence to be paid to such Participant no later than the first day of the third calendar month following the month in which he ceases to be employed by the Employer for at least 40 Hours of Service. The initial payment of such resumed payments shall include the amounts withheld during the period between the calendar month he ceased working at least 40 Hours of Service and the calendar month in which payments are resumed (less any applicable offsets as provided in part (6) below).

               (6) In the case of a Participant who is reemployed by the Employer after his Normal Retirement Date, any benefit payments received by him in any calendar month subsequent to such reemployment in which he completed 40 or more Hours of Service, shall be deducted from any benefit payments he shall subsequently become entitled to receive as a result of his later retirement. Such deduction or offset in any calendar month shall not exceed 25 percent (25%) of that month's total benefit payment which would have been payable but for the off-set. The 25 percent (25%) limitation referred to in the preceding sentence shall not apply to the initial payment described in paragraph (5) above.

          9.06 Adoption of Plan by Related Corporations.
               -----------------------------------------

          Any corporation which is related by ownership to the Employer, including any subsidiary, direct or indirect, as well as any brother-sister corporation, may, with the approval of the Employer's board of directors, by resolution of such related corporation's own board of directors, adopt the Plan. From and after the date when it shall have become a party to this Plan, any such subsidiary shall, for all purposes of the Plan, be included within the meaning of the term "Employer."

          Special terms of the Plan, as they shall be applied to the employees of such adopting corporation, shall be set forth in an Appendix attached to and made part of the Plan. The Appendix shall set forth only special provisions relating to such employees, and any other pertinent information or specifications which would facilitate the effective operation of the Plan with respect to such employees. All other provisions of the Plan, if not specifically addressed in the Appendix, shall apply to the employees of the adopting corporation.

          9.07 Transfer Rules. As provided in Article 2, certain classifications of Employees are excluded from participation in the Plan. An Employee who is transferred to a covered classification of employment shall become a Participant on the later of his date of transfer or the date specified in Section 2.02 after the Employee meets the other requirements for participation under Section 2.01. If a Participant transfers to employment with the Employer in which he is no longer covered by the Plan, his Accrued Benefit shall be frozen as of the date on which his employment status changes, and he shall not be entitled to any distribution of his Accrued Benefit until his date of retirement or death. Distribution may then be made in accordance with the provisions of the Plan as they would otherwise apply to a Participant or his Beneficiary.

          9.08 Leased Employees.
               -----------------

          (a) General Rule. Any leased employee of the Employer shall be excluded from participation in the Plan but nonetheless shall be counted as an employee of the Employer for certain Plan purposes as provided in Code Section 414(n). However, except as provided in (c) below, if by reason of counting him as an employee for certain purposes as required by the preceding sentence (and after taking into account the contributions and benefits provided by the leasing organization as described in this subsection), the Plan fails to meet the requirements of Code Section 401(a) or 410(b), the leased employee will be eligible to participate in the Plan as if he were a common-law Employee. Years of Service for such individual shall be calculated in accordance with the rules set forth in Code Section 414 and the regulations issued thereunder. In all events, contributions to or benefits provided by any tax qualified plan maintained by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer.

          (b) Definitions. For purposes of this Section, the term "leased employee" means any person (other than an employee of the Employer) who, pursuant to an agreement between the Employer and any other person ("leasing organization"), has performed services for the Employer (or for the Employer and related persons determined in accordance with Code Section 414(n)(6)(A)) on a substantially full time basis for a period of at least one year, but only if such services are of a type historically performed by employees in the business field of the Employer.

          (c) Excluded Employees. Except as provided in Treasury regulations, the Plan participation requirement of subsection (a) of this Section shall not apply to any leased employee if: (1) such employee is covered by a pension plan which is maintained by the leasing organization and meets the requirements of subsection (d) of this Section, and (2) all such leased employees constitute 20 percent (20%) or less of the Employer's nonhighly compensated work force.

          For purposes of this Section, the term "nonhighly compensated work force" means the aggregate number of individuals who are: (i) other than highly compensated employees of the Employer determined in accordance with Code Section 414(q), and (ii) either (A) employees of the Employer (without regard to subsection (a) of this Section) and have performed services for the Employer (or for the Employer and related persons determined in accordance with Code Section 414(n)(6)(A)) on a substantially full time basis for a period of at least one year, or (B) leased employees of the Employer.

          (d) Plan Requirements. A pension plan maintained by a leasing organization meets the requirements of this subsection if it is a money purchase pension plan which provides: (1) a nonintegrated employer contribution rate of at least 10 percent (10%) of compensation, (2) full and immediate vesting, and
(3) immediate participation for each employee of the leasing organization (other than employees who perform substantially all of their services for the leasing organization and individuals whose compensation from the leasing organization during the plan year and each of the three immediately preceding plan years is less than $1,000).

          For purposes of this Section, the term "compensation" means the total compensation of the leased employee from the leasing organization for the entire year, as described in Code Section 415(c)(3) and the regulations thereunder, except that such term shall include (i) amounts excluded from gross income under Code Section 402(a)(8) or 402(h)(1)(B), (ii) amounts which could have been received in cash but for an election under a Code Section 125 cafeteria plan, and (iii) amounts contributed to a Code Section 403(b) annuity contract pursuant to a salary reduction agreement within the meaning of Code Section 3121(a)(5)(D).

          (e) Recordkeeping Relief. Notwithstanding any other provision of the Plan, if the Employer (1) does not maintain any top-heavy plans within the meaning of Code Section 416(g) and (2) uses the services of leased employees only for an insignificant percentage of its total workload, then the Employer shall be exempt from the employee leasing recordkeeping requirements in accordance with regulations prescribed by the Secretary of Treasury.

          (f) Multiple Employers. If the Employer is a member of a group of employers which constitutes (1) a controlled group of corporations (within the meaning of Code Section 414(b)), (2) trades or businesses, whether or not incorporated, under common control (within the meaning of Code Section 414(c)),
(3) an affiliated service group (as defined in Code Section 414(m)), or any other group of entities required to be aggregated as prescribed by regulations under Code Section 414(o), then the foregoing rules of this Section shall be applied by treating all leased employees of such other employers as leased employees of the Employer.


                            ARTICLE 10
                     MISCELLANEOUS PROVISIONS
                     ------------------------

          10.01 Non-Alienation of Benefits.
                ---------------------------

          (a) General Rule. No right or benefit provided for in the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void. No such right or benefit shall be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person entitled to such right or benefit. No such right or benefit shall be subject to garnishment, attachment, execution or levy of any kind.

          (b) Limited Exceptions. Subsection (a) shall not apply to an arrangement under which a Participant or Beneficiary directs the Plan to pay all, or any portion, of a Plan benefit payment to a third party (including the Employer). However, the arrangement must be revocable at any time by the Participant or Beneficiary. In addition, the payee(s) of any such amounts shall file a written acknowledgement with the Plan Administrator within 90 days after the arrangement is entered into with respect to each such retired Participant or Beneficiary stating that the payee(s) has no enforceable right in or to the monthly benefit payment of any such retired Participant or Beneficiary (or portion thereof) except to the extent of payments actually received pursuant to the terms of the arrangement.

          In addition, subsection (a) shall not apply to the enforcement of federal tax levies as provided in Treasury Regulation Section 1.401(a)-13(b)(2).

          Subsection (a) shall not apply to payments made in order to comply with a "qualified domestic relations order" as defined in Code Section 414(p) and ERISA Section 206(d)(3)(B).

          10.02 Payments for the Benefit of a Payee.
                ------------------------------------

          If the Employer finds that any person to whom a benefit is payable under the terms of the Plan is unable to care for his affairs because of illness or accident, is otherwise mentally or physically incompetent, or is unable to give a valid receipt, the Employer may cause the payments becoming due to such person to be paid to another individual for such person's benefit, without responsibility on the part of the Employer to follow the application of such payment. Any such payment shall be a payment for the account of such person and shall operate as a complete discharge of the Employer from all liability under the Plan.

          10.03 Location of Participants and Beneficiaries.
                -------------------------------------------

          Each recipient of benefits from the Plan shall be responsible for furnishing the Employer with his address. Any notices under the Plan shall be deemed given if directed to such address and mailed by regular United States mail. If any check mailed by regular United States mail to such address is returned, mailing of checks will be suspended until a correct address is furnished by the intended recipient.

          10.04 Unclaimed Benefits.
                --------------------

          If all or any portion of the Vested Accrued Benefit payable to a Participant or Beneficiary remains unpaid at the expiration of three years after such benefit first became payable, solely by reason of the inability of the Plan Administrator (after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort) to determine the address of such Participant or Beneficiary, the remaining Accrued Benefit shall be forfeited. If a Participant or Beneficiary is located after his Accrued Benefit has been forfeited in accordance with the foregoing sentence, then the Accrued Benefit that was forfeited shall be restored at the end of the Plan Year in which the Participant or Beneficiary is located. Distribution of a benefit will commence to the relocated Participant or Beneficiary at the time and in the manner specified pursuant to Article 5, but in no event earlier than 60 days after the end of the Plan Year in which the Participant or Beneficiary is relocated, unless the Plan Administrator waives such later restriction.

          10.05 Forfeitures.
                ------------

          (a) Occurrence of Forfeitures. In the case of a Participant--
              --------------------------

               (1) who dies or otherwise terminates employment with the Employer, and

               (2) who at the time of his death or other termination had no Vested right to a benefit under the Plan, or whose right to a benefit was less than fully Vested under the Plan,

there shall be forfeited, as of the earlier of the Participant's date of death or the date he first incurs a one year Break in Service, that portion of the Participant's Accrued Benefit to which he had no Vested right.

          (b) Use of Forfeitures. Any amount forfeited under the provisions of subsection (a), or under any other provision of the Plan, may not be used to increase the benefits which other Participants would otherwise receive under the Plan. Rather, such forfeited amounts shall be used to reduce the Employer's contribution under the Plan for the current Plan Year or succeeding Plan Years, as required by the Code and ERISA.

          10.06 Approval of Commissioner of Internal Revenue.
                ---------------------------------------------

          The Plan and any amendments are contingent upon obtaining and retaining such approval of the Commissioner of Internal Revenue and of any other federal agency as the Employer finds necessary to establish the deductibility for federal income tax purposes of contributions made by the Employer under the Plan, and qualification of the Fund for tax exemption under the Code, and the qualification of the Plan under ERISA. Any amendment of the Plan or the trust may be made retroactively by the Employer to qualify or maintain the Plan as a plan meeting the requirements of ERISA, the Code, and regulations issued under those statutes, or of any other applicable provisions of federal law.

          10.07 Action by Employer.
                -------------------

          Unless otherwise provided in the Plan, whenever the Employer under the terms of the Plan is permitted or required to do or perform any act, such act shall be done by the authority of the Employer's board of directors and evidenced by proper resolution in consent form or duly certified by the secretary of the Employer, or by such officer of the Employer who may, by proper resolution, be duly authorized by the board of directors.

          10.08 Employer's Rights.
                ------------------

          While the Employer believes in the benefits, policies and procedures described in the Plan, the language used in the Plan is not intended to create, nor is it to be construed to constitute, a contract of employment between the Employer and any of its Employees. The Employer retains all of its rights to discipline or discharge Employees or to exercise its rights as to incidents and tenure of employment. Employees retain the right to terminate their employment at any time and for any reason, and the Employer retains a similar right.

          10.09 Construction.
                -------------

          (a) Masculine/Feminine and Singular/Plural. Wherever any words are used in the Plan in the masculine gender, they shall be construed as though they also were used in the feminine gender in all cases where they would so apply, and wherever any words are used in the Plan in the singular form, they shall be construed as though they also were used in the plural form in all cases where they would so apply.

          (b) Headings. Section headings are inserted for convenience of reference. They constitute no part of the Plan and are not to be considered in the construction of the Plan.

          (c) Severability. If any provisions of the Plan shall be for any reason invalid or unenforceable, the remaining provisions nevertheless shall be carried into effect.


                            ARTICLE 11
                           DEFINITIONS
                           -----------

          11.01 "Accrued Benefit" means the benefit (as calculated under Section 4.01(a)) which a Participant has earned under the Plan on any given date, without regard to his Vested right to such benefit, and expressed in the form of a lifetime annuity payable monthly, commencing on the Participant's Normal Retirement Date.

          11.02 "Actuarial Equivalent" means, except as otherwise provided, a benefit of equivalent actuarial value to another benefit being referenced, computed as of a given Plan Year based on the following assumptions:

               (a) Interest - The immediate and deferred interest rates specified by the Pension Benefit Guaranty Corporation, as in effect on the first day of such Plan Year, for the valuation of lump sum benefits.

               (b) Mortality - UP-1984 Unisex Mortality Table, set back four (4) years for females and forward one (1) year for males, with male annuity factors weighted 90 percent (90%) and female annuity factors weighted 10 percent (10%).

          11.03 "Affiliate" means (1) a corporation which is a member of the same controlled group of corporations (within the meaning of Code Section 414(b)) as the Employer and (2) a trade or business (incorporated or unincorporated) which is under common control with the Employer (as determined under Code Section 414(c)).

          11.04 "Beneficiary" means the person or persons to whom benefits may be payable under the Plan following the Participant's death.

          11.05 "Break in Service" means a 12-month Period of Severance. Provided, however, that an Employee who is on a leave of absence authorized in advance by the Plan Administrator, in accordance with the Employer's employment policies (which shall be applied uniformly to all Employees), and who returns at or prior to the expiration of such leave, shall not be considered as having incurred a Break in Service. Provided further, that in the case of an Employee who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a Break in Service. For this purpose, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the Employee, (2) by reason of the birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. Provided further, that no Break in Service shall occur on account of a leave of absence pursuant to the Family and Medical Leave Act of 1993.

          11.06 "Code" means the Internal Revenue Code of 1986, as amended.

          11.07 "Committee" means the administrative committee, if any, established pursuant to Article 7.

          11.08 "Company" means the Thiokol Corporation.

          11.09 "Compensation" means compensation as defined in Section 9.02(a)(2)(C).

          11.10 "Delayed Retirement Benefit" means the benefit determined under
Section 4.04 which is payable to a Participant who has retired on a Delayed Retirement Date.

          11.11 "Delayed Retirement Date" means the first day of the month coincident with or next following a Participant's actual retirement after his Normal Retirement Date.

          11.12 "Disability Retirement Benefit" means the benefit determined under Section 4.06 which is payable to a Participant who has retired on a Disability Retirement Date.

          11.13 "Disability Retirement Date" means the date on which a Participant's employment has terminated on account of disability, as determined by the Plan Administrator pursuant to Section 4.06.

          11.14 "Early Retirement Benefit" means the Accrued Benefit payable to a Participant who has retired on an Early Retirement Date, calculated pursuant to Section 4.05.

          11.15 "Early Retirement Date" means the first day of any month following the date on which a Participant has (a) attained age 55, (b) completed 5 or more Years of Service and (c) terminated employment with the Employer and all Affiliates prior to his Normal Retirement Date.

          11.16 "Earnings" means a Participant's base salary, excluding overtime, bonuses or any other form of supplemental compensation paid to him by the Employer in such Plan Year, but including any amount by which a Participant has elected within permissible limits to reduce his salary under any qualified cash or deferred arrangement maintained by the Employer, and any amounts contributed to or deferred under a plan maintained by the Employer which meets the requirements of Section 125 of the Code. Notwithstanding anything in the Plan to the contrary, with respect to benefits accruing on or after January 1, 1992, no more than $200,000 shall be taken into account under this Plan in a Plan Year and effective with respect to benefits accruing on or after January 1, 1994, no more than $150,000 (or such other amount as specified under Code
Section 401(a)(17)) shall be taken into account. The foregoing amounts shall be adjusted for changes in the cost of living pursuant to rules of the Internal Revenue Service. In determining the Earnings of a Participant for the purposes of this Section, the rules of Code Section 414(q)(6) (relating to the treatment of employees from the same family) shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If the application of the foregoing sentence results in an amount in excess of the limitation of this Section, then such limitation shall be prorated among the affected Employees in proportion to their Earnings (determined without regard to such limitation). Notwithstanding any provision herein to the contrary, Earnings shall be calculated using only those amounts earned by a Participant while he is a Participant in the Plan.

          11.17 "Effective Date" means January 1, 1992.

          11.18 "Employee" means a common-law employee of the Employer or an Affiliate or a Leased Employee to the extent required by Code Section 414(n).

          11.19 "Employer" means Huck International, Inc.

          11.20 "Employment Commencement Date" means the date on which the Employee first performs an Hour of Service for the Employer.

          11.21 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          11.22 "Fund" means the retirement fund which is established and maintained to hold the assets of the Plan.

          11.23 "Hour of Service" means:

               (a) Hours Included. (1) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer or an Affiliate, credited to the Employee for the computation period during which the duties are performed;

               (2) each hour for which an Employee is paid, or entitled to payment, by the Employer or an Affiliate on account of a period of time during which no duties are performed, irrespective of whether the employment relationship has terminated, due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; and

               (3) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliate, credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period during which the award, agreement or payment is made.

          (b) Hours Excluded. Notwithstanding subsection (a), an Employee's Hours of Service shall not include:

               (1) more than 501 Hours of Service under (a)(2) above, or under
          (a)(3) above with respect to periods described in (a)(2) above, on account of any single continuous period during which the Employee performs no duties for the Employer, whether or not such period occurs in a single Plan Year or other computation period used under the Plan;

               (2) hours for which the Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws;

               (3) hours for a period during which payments are made to the Employee solely to reimburse the Employee for medical or medically related expenses incurred by the Employee; and

               (4) hours credited under (a)(3) above if such hours also are credited to the Employee under either (a)(1) or (a)(2) above.

          (c) Incorporation of DOL Rules. Any questions concerning the determination or crediting of Hours of Service shall be resolved in accordance with Sections 2530.200b-2(a), (b) and (c) of the Department of Labor Rules and Regulations for Minimum Standards, which are incorporated herein by reference. Hours of Service shall be determined from records of the Employer for hours worked and for hours for which payment is made or due.

          11.24 "Normal Retirement Age" means the later of attainment of age 65 or the fifth anniversary of the date participation in the Plan commenced or any other tax-qualified retirement plan maintained by the Employer.

          11.25 "Normal Retirement Benefit" means the retirement benefit payable to a Participant at his Normal Retirement Date.

          11.26 "Normal Retirement Date" means the first day of the month coincident with or next following a Participant's Normal Retirement Age.

          11.27 "Participant" means an individual who has met the eligibility requirements specified in Section 2.01 and who is participating in the Plan in accordance with the remaining Sections of Article 2. Where so indicated by the context, the term "Participant" also shall include a person who is retired or is otherwise entitled to receive benefits.

          11.28 "PBGC" means the Pension Benefit Guaranty Corporation, a body corporate within the Department of Labor established under the provisions of Title IV of ERISA.

          11.29 "Period of Service" means a period of service commencing on the Employee's Employment Commencement Date or Reemployment Commencement Date, whichever is applicable, and ending on his Severance from Service Date.

          11.30 "Period of Severance" means the period of time commencing on the Severance from Service Date and ending on the Employee's Reemployment Commencement Date.

          11.31 "Plan" means the Huck International, Inc. Personal Retirement Account Plan.

          11.32 "Plan Administrator" means the person(s) or organization(s) acting as plan administrator, as defined in ERISA, in accordance with Article 7.

          11.33 "Plan Year" means the 12-month period commencing on January 1 and ending on December 31.

          11.34 "Reemployment Commencement Date" means the first day, following a Period of Severance which is not required to be taken into account under the service spanning rules in Section 3.01, on which the Employee performs an Hour of Service for the Employer.

          11.35 "Reemployment Date" means the date on which a Vested Participant who had retired or terminated employment returns to service with the Employer and is first credited with an Hour of Service.

          11.36 "Severance from Service Date" means the earlier of (1) the date on which an Employee quits, retires, is discharged, or dies, or (2) the first anniversary of the first date of a period in which an Employee remains absent from service (with or without pay) with the Employer for any reason other than quit, retirement, discharge, or death, such as vacation, holiday, sickness, disability, leave of absence, or layoff.

          11.37 "Total and Permanent Disability" or "Totally and Permanently Disabled" means the permanent physical inability (caused by accident or illness) to continue, for a period of two (2) consecutive years, to perform the work or engage in the occupation for which the Participant in question was employed at the time of the inception of his Total and Permanent Disability by the Employer, and, for all periods of time thereafter, to perform any work or engage in any occupation, as determined by the Plan Administrator in its discretion, and within the meaning of the term "Disability" as that term is utilized in the United States Social Security Amendments of 1965, as appearing in Section 416(i)(1) of the United Stated Social Security Act.

          11.38 "Trustee" means the person(s) or organization(s) appointed by the Employer to hold all or a portion of the Plan's assets and acting as trustee of the Plan in accordance with any trust instrument(s) executed in connection therewith.

          11.39 "Vested" means nonforfeitable. A Vested Participant is a Participant who has acquired a nonforfeitable right to all or a position of his Accrued Benefit. A Vested Accrued Benefit or Vested retirement benefit is the nonforfeitable portion of the Accrued Benefit earned by a Participant.

          11.40 "Year of Service" has the meaning prescribed by Section 3.01.

          IN WITNESS WHEREOF, HUCK INTERNATIONAL, INC. has caused this instrument to be executed by its duly authorized officers effective as of the 1st day of January 1992.


                                HUCK INTERNATIONAL, INC.


ATTEST:
                                By __________________________

                                   __________________________
By __________________________

   __________________________